                                                                   Exhibit 10.1











                   ------------------------------------------

                              AMENDED AND RESTATED

                         WESTERN REALTY DEVELOPMENT LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

                              (SECOND RESTATEMENT)


                   ------------------------------------------

            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                              (SECOND RESTATEMENT)


         THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (SECOND RESTATEMENT), dated as of February 20, 1998, by and among Western Realty Development LLC, a Delaware limited liability company with offices at 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19103 (the "Company"), Apollo Real Estate Investment Fund III, L.P., a Delaware limited partnership with offices at 1301 Avenue of the Americas, New York, New York ("Apollo"), New Valley Corporation, a Delaware corporation with offices at 100 S.E. Second Street, 32nd Floor, Miami, Florida ("New Valley"), and BrookeMil Ltd., a Cayman Islands company with offices at P.O. Box 219, Fifth Floor, Butterfield House, George Town, Grand Cayman, B.W.I. ("BrookeMil") (New Valley and BrookeMil are sometimes hereinafter referred to collectively as the "New Valley Parties," and Apollo and the New Valley Parties are sometimes hereinafter referred to collectively as the "Members" and individually as a "Member").

                              W I T N E S S E T H :

         WHEREAS, the parties hereto have entered into the Amended and Restated Western Realty Development LLC Limited Liability Company Agreement, dated as of February 20, 1998, and, on April 28, 1998, hereby further amend and restate such Agreement;
         WHEREAS, the Company has been formed to act as a holding company and
(i) to own 100% of the interests of Western Realty Investments LLC, a Delaware limited liability company ("Delaware LLC-2"), which in turn will own 99% of Western Realty LLC, a Russian limited liability company (the "Russian LLC"), created to hold the rights to, develop and manage properties in

Moscow, Russia located at Ul. Gasheka 6 ("Ducat Place III") and 7 ("Ducat Place II") and (ii) to lend money (after giving effect to the transactions described below) to Western Tobacco Investments LLC, a Delaware limited liability company ("Delaware LLC-3"), under the Participating Loan Agreement (as hereinafter defined);

         WHEREAS, BrookeMil has transferred its rights with respect to Ducat Place II, together with associated assets and liabilities, to the Russian LLC;

         WHEREAS, BrookeMil currently holds rights with respect to Ducat Place III and will transfer such rights, together with associated assets and liabilities, to the Russian LLC;

         WHEREAS, the parties hereto have agreed that the Western Tobacco Investments LLC Limited Liability Company Agreement entered into among the Company, Delaware LLC-3 and Brooke (Overseas) Ltd., a Delaware corporation ("Brooke (Overseas)"), dated as of February 27, 1998, shall be terminated and that the Participating Loan Agreement substantially in the form annexed hereto as Exhibit A (the "Participating Loan Agreement") contemplating a $20,000,000 loan from the Company to Delaware LLC-3 (the "Participating Loan") shall be entered into among the Company, Delaware LLC-3 and Brooke (Overseas);

         WHEREAS, each Member has agreed to subscribe for and to purchase interests in the Company in return for the contributions to the Company described below; and

         WHEREAS, the Members wish to set forth their respective rights and obligations as Members of the Company and to confirm the principles that will govern the management of the Company and its Affiliated Entities;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:




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



1.       Defined Terms.

         Capitalized terms not otherwise defined herein shall have the meanings set forth on Schedule A.

2.       Organization; Interests.

                  2.1 Certificate of Formation. The parties acknowledge that the Company was formed on October 27, 1997 and that the Certificate of Formation of the Company is currently in the form annexed hereto as Schedule 2.1. The parties hereby agree that the rights and liabilities of the Members shall be as provided in the Act, except as provided herein. The parties acknowledge that the original Limited Liability Company Agreement of the Company dated November 4, 1997 has been terminated and superseded by the present Agreement.

                  2.2 Purpose. The Company was formed for the purpose of investing, developing and operating, through its interests in Delaware LLC-2 and through the Participating Loan to Delaware LLC-3, Ducat Place II, Ducat Place III and other real estate interests as provided herein. The purpose of the Company can be modified as provided in Section 14.4 hereof or otherwise by agreement of the Members.




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



                  2.3 Principal Office. The principal office of the Company shall be located at 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19103.

                  2.4 Subscription for Interests.

                           (a) Apollo hereby subscribes for interests (the
"Class A Interests"), to be issued by the Company for an aggregate subscription price of $40,000,000, to be contributed in cash as provided below. New Valley hereby subscribes for interests (the "Class B Interests"), to be issued by the Company for an aggregate subscription price of $10,000,000, to be contributed in cash and expenditures as set forth in Section 2.4(d). BrookeMil hereby subscribes for interests (the "Class C Interests"), to be issued by the Company for an aggregate subscription price of $61,966,507, to be contributed by transferring to the Russian LLC its interests in Ducat II and Ducat III, to Delaware LLC-2 all of its interest in the Russian LLC, except for a 1% interest, in exchange for promissory notes, and contributing such promissory notes to the Company, as set forth in Section 2.4(e). The Class A Interests, the Class B Interests and the Class C Interests are hereinafter collectively referred to as the "Interests." The subscriptions shall be made as follows:

Apollo:
-------

Type of Interests    Number of Interests          Contribution             Value of Contribution
-----------------    -------------------          ------------             ---------------------
Class A                    10,000                    Cash                       $40,000,000
Interests

Total:                     10,000                                               $40,000,000

New Valley:
----------

Type of Interests   Number of Interests           Contribution            Value of Contribution
-----------------   -------------------           ------------            ---------------------

Class B                    1,400                     Expenditures
Interests                                            as set forth               $10,000,000
                                                     in Section 2.4(d)
                                                     and Cash

Total:                     1,400                                                $10,000,000



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

BrookeMil:
----------
Type of Interests    Number of Interests          Contribution             Value of Contribution
-----------------    -------------------          ------------             ---------------------

Class C                    6,381                     Promissory Note            $ 45,980,553
Interests                                            for Interests
                                                     in the Russian LLC
                                                     (for Ducat Place II)

                           2,219                     Promissory Note            $ 15,985,954
                                                     for Interests
                                                     in the Russian LLC
                                                     (for Ducat Place III)


Total:                     8,600                                                $ 61,966,507

Total for all
-------------
Members:                  20,000                                                $111,966,507
-------

                           (b) At the Initial Closing (as defined in Section
12.1) the Company issued (i) five (5) of its Class A Interests, at a price of $4,000 per interest and (ii) five (5) of its Class B Interests, at a price of $1,000 per interest. The contributions of the Members to the Company and the amounts and types of Interests issued to them at the Initial Closing were as follows:


Apollo:
-------
Type of Interests    Number of Interests          Contribution             Value of Contribution
-----------------    -------------------          ------------             ---------------------
Class A                             5                Cash                       $20,000
Interests

New Valley:
-----------

Type of Interests    Number of Interests          Contribution             Value of Contribution
-----------------    -------------------          ------------             ---------------------

Class B                             5             Expenditures                  $ 5,000
Interests

Total Interests Issued: 10                                                      $25,000




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

At the Initial Closing, Apollo made a loan of $11,000,000 to the Company (the "Apollo Loan") which was represented by a promissory note in favor of Apollo dated February 27, 1998 (the "Promissory Note") which Promissory Note was secured by the pledge of 99.1% of the outstanding shares of the capital stock of BrookeMil under a pledge agreement between Apollo and New Valley dated as of February 27, 1998 (the "Pledge Agreement"). The entire amount of the Apollo Loan was disbursed to the order of the Company by wire transfer in immediately available funds to the account specified in such wire instructions on the Initial Closing Date.

                           (c) At the Initial Subsequent Closing (as defined in
Section 12.6) the Company shall issue (i) seven thousand eighty-one (7,081) of its Class A Interests, at a price of $2,824.46 per interest, (ii) seven hundred
(700) of its Class B Interests, at a price of $7,142.85 per interest, and (iii) six thousand three hundred eighty-one (6,381) of its Class C Interests, at a price of $7,205.85 per interest. The contributions of the Members to the Company and the amounts and types of Interests to be issued to them at the Initial Subsequent Closing shall be as follows:

Apollo:
-------
Type of Interests    Number of Interests          Contribution             Value of Contribution
-----------------    -------------------          ------------             ---------------------

Class A                    3,186                  $9,000,000 in Cash            $9,000,000
Interests

                           3,895                     Conversion of              $11,000,000
                                                     Apollo Loan

Total Since                7,086                                                $20,020,000
Initial Closing:


New Valley:
-----------

Type of Interests    Number of Interests          Contribution             Value of Contribution
-----------------    -------------------          ------------             ---------------------

Class B                    700                       Expenditures               $5,000,000
Interests                                            as set forth
                                                     in Section 2.4(d)

Total Since                705                                                  $5,005,000
Initial Closing:

BrookeMil:
----------
Type of Interests    Number of Interests          Contribution             Value of Contribution
-----------------    -------------------          ------------             ---------------------

Class C                    6,381                     Promissory Note            $45,980,553
Interests                                            for Interests
                                                     in the Russian LLC
                                                     (for Ducat Place II)
Total Since                6,381                                                $45,980,553
Initial Closing:

Total for All
-------------
Members Since             14,172                                                $71,005,553
-------------
Initial Closing:
---------------

The entire amount of the Apollo Loan (including the principal and any interest accrued thereon) shall be converted into the Class A Interests at the Initial Subsequent Closing, to be credited as a contribution by Apollo in the amount of $11,000,000 towards the aggregate subscription amount set forth in Section 2.4(a), which contribution, upon such conversion, shall be considered made for the purposes of this Agreement as of the Initial Closing Date. For the avoidance of doubt, upon the conversion of the Apollo Loan into the Class A Interests as set forth herein, the Apollo Loan shall be terminated and no payment of principal, interest or any other amounts shall be due thereon.

                           (d) At the Initial Subsequent Closing, at the Second
Subsequent Closing and from time to time after the Second Subsequent Closing and on or before the fifth anniversary of the Initial Closing Date, Apollo and New Valley shall complete their subscribed contributions to the Company in accordance with the Other Subsequent Closings described in Section 12.10 hereof, up to the subscription amounts set forth in Section 2.4(a), in return for which additional Class A Interests shall be issued to Apollo and additional Class B Interests shall be issued to New Valley at the same price per Interest as set forth in Section 2.4(c) hereof. Upon ten (10) Business Days' notice by the Company to each of Apollo and New Valley (or, in case of the Initial Subsequent Closing, on the Initial Subsequent Closing Date, and, in case of the Second Subsequent Closing, on May 6, 1998), such additional contributions shall be made by Apollo in cash and by New Valley in expenditures incurred since March 1, 1997, including those expenditures incurred through the date hereof and set forth in Schedule 2.4(d), and, after such expenditures have been contributed and to the extent they do not cover the subscribed amount, in cash, and such contributions shall be made in such manner so as to maintain the ratio of $4.00 contributed by Apollo for every $1.00 in value contributed by New Valley, and Apollo shall at all times have the number of interests equal to the number of interests owned by New Valley and BrookeMil together. New Valley shall be deemed to have made contributions to the Company in the form of the expenditures referred to in the preceding sentence only on the due date determined for additional contributions to the Company at a Subsequent Closing (and then only to the extent that such expenditures are actually made as of the date of such Subsequent Closing) as provided in Section 12.10 hereof (and New Valley shall not be entitled to any interest thereon from the date such expenditures were incurred to the date of such Subsequent Closing) regardless





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

of the date such expenditures were incurred, and any expenditures that are to be counted as New Valley's contributions but that are not set forth in Schedule 2.4(d) or that do not constitute items on the approved Budget shall be unanimously approved by the Board of Managers. To the extent the sum of the amount of expenditures of the New Valley Parties with respect to Ducat II and Ducat III incurred since March 1, 1997 and set forth in Schedule 2.4(d) and of expenditures incurred by them after the Initial Closing Date on items set forth in the approved Budget exceeds $10,000,000, the New Valley Parties shall be reimbursed by the Company from the proceeds of Subsequent Closings for such expenditures in excess of $10,000,000 (to the extent the New Valley Parties provide to Apollo proper documentation substantiating such expenditures).

                           (e) BrookeMil (i) has made part of its capital
contribution hereunder by means of transferring (x) to the Russian LLC the assets and assumed liabilities listed in Schedule 2.4(e) (the "Assets" and the "Assumed Liabilities," respectively) related to Ducat Place II, (y) to Delaware LLC-2 its entire interest in the Russian LLC, less a 1% interest, in exchange for a promissory note, and (z) to the Company such promissory note in return for 6,381 Class C Interests; and (ii) shall make the remaining part of its capital contribution by means of transferring, as soon as practicable hereafter (x) to the Russian LLC, the Assets and the Assumed Liabilities listed in Schedule 2.4(e) related to Ducat Place III, (y) to Delaware LLC-2 its entire interest (as it has been increased as a result of such transfer) in the Russian LLC at the time of such transfer, less a 1% interest, in exchange for a promissory note, and (z) to the Company such promissory note in return for 2,219 Class C Interests. Upon the completion of the transfers contemplated in clauses (i) and
(ii) of the preceding sentence, BrookeMil shall have no further liability for capital contributions to the Company hereunder.

                           (f) In the event any Member shall fail to make any
portion of its
contribution to the Company when due for any reason, other than an Event of Force Majeure, then, beginning on the fourth Business Day after the due date for such contribution, the Company shall charge such non-paying Member interest on the unpaid amount of such contribution at the rate equal to the lesser of (i) 10% over the base (prime) rate quoted by the Chase Manhattan Bank in New York, New York (or its successor) at the close of business on the date on which such payment was due, or (ii) the maximum rate as allowed by applicable law, calculated from the date such contribution was due until the date of payment compounded quarterly and based on a 360-day year ("Late Payment Interest"). Late Payment Interest shall be distributed to the Members who made their contributions in full on the due date therefor, pro rata in accordance with the proportion that the aggregate contributions of each paying Member bear to the aggregate contributions of all paying Members. In the event that such failure to pay shall continue uncured for a period of one hundred and twenty (120) days after notice thereof, such non-payment shall be deemed a payment default (a "Payment Default"). Upon the occurrence and continuation of a Payment Default, Late Payment Interest shall continue to accrue and Members who have made their contributions in full on the due date therefor shall have the right to require the sale of Ducat Place II and the New Factory as set forth in Section 2.10(a)(iv). Notwithstanding any other provision of this Agreement to the contrary, the portion of the proceeds from the sale of Ducat Place II and/or the New Factory to which the non-paying Member or Members would otherwise be entitled shall be subject to reduction for any portion of such unpaid contribution and any Late Payment Interest thereon and such amounts shall be paid to the non-defaulting Members in proportion to their Interests in the Company.

                  2.5 Payment of Cash Contributions by Members. The Members shall effect their cash contributions to the Company by wire transfer in immediately available funds to such bank account of the Company as shall be specified in a notice by the Company to the Members sent at least one Business Day prior to the date of any Closing (as defined in Section 12 hereof).

                  2.6 Restrictions on Subscriptions for Interests. The Company shall not issue any Interests other than to the Members who are a party hereto, unless the Members unanimously agree

                  2.7 Rights of Class A Interests.

                           (a) The Class A Interests shall be entitled to
receive (i) 100% of any amounts distributed by the Company (including liquidating distributions) until such time as the aggregate amount of distributions made with respect to Class A Interests equals the total consideration paid for such Class A Interests plus a 15% annual cumulative rate of return on such consideration compounded quarterly (such aggregate amount of distributions is hereinafter referred to as the "Class A Distribution Amount" and the period required to make such distributions with respect to Class A Interests in full is hereinafter referred to as the "Class A Distribution Period"); and (ii) after completion of the Class A Distribution Period and the Class B Distribution Period (as hereinafter defined), further distributions by the Company, if any, in an amount equal to 30% of the distribution. The distribution rights of the Class A Interests are set forth in more detail in Section A.11 of Schedule 4 annexed hereto.

                           (b) Upon the liquidation of the Company, the holders
of the Class A Interests shall be entitled to receive the Adjusted Realized Equity Value of such Class A Interests (the "Class A Liquidation Preference") before any assets of the Company may be distributed to the holders of the Class B Interests; provided, however, that the Class A Interests shall be entitled to such Class A Liquidation Preference only in the event such liquidation takes place before the completion of the Class A Distribution Period and then only to the extent that such

Adjusted Realized Equity Value does not exceed the Class A Distribution Amount. After the completion of the Class A Distribution Period and the Class B Distribution Period and upon the liquidation of the Company, the holders of the Class A Interests shall be entitled to receive distributions in accordance with
Section 2.7(a)(ii) hereof. Notwithstanding the foregoing provisions of this
Section 2.7(b), the rights of the Class A Interests to receive distributions in liquidation of the Company are subject to the provisions of Section A.12 of
Schedule 4 annexed hereto.

                           (c) The holders of Class A Interests shall have one
vote in the aggregate.

                  2.8 Rights of Class B and Class C Interests.

                           (a) Upon completion of the Class A Distribution
Period, the Class B Interests shall be entitled to receive 100% of any amounts distributed by the Company (including liquidating distributions) until such time as the aggregate amount of distributions made with respect to the Class B Interests equals the total consideration paid for such Class B Interests pursuant to Section 2.4 plus a 15% annual cumulative rate of return on such consideration paid for such Class B Interests compounded quarterly (such aggregate amount of distributions is hereinafter referred to as the "Class B Distribution Amount" and the period required to make such distributions with respect to the Class B Interests in full is hereinafter referred to as the "Class B Distribution Period").

                           (b) Upon the liquidation of the Company, the holders
of the Class B Interests shall be entitled to receive the Adjusted Realized Equity Value of such Class B Interests (the "Class B Liquidation Preference") before any assets of the Company may be distributed to the Members on a pro-rata basis; provided, however, that the Class B Interests shall be entitled to such Class B Liquidation Preference only in the event such liquidation takes place after the completion of the Class A Distribution Period but before the completion of the Class B Distribution Period and then only to the extent that such Adjusted Realized Equity Value does not exceed the Class B Distribution Amount. After the completion of the Class B Distribution Period and upon the liquidation of the Company, the holders of the Class B Interests shall be entitled to receive distributions in accordance with Section 2.8(c) hereof. Notwithstanding the foregoing provisions of this Section 2.8(b), the rights of the Class B Interests to receive distributions in liquidation of the Company are subject to the provisions of Section A.12 of Schedule 4 annexed hereto.

                           (c) After completion of the Class A Distribution
Period and the Class B Distribution Period, the Class B Interests and the Class C Interests shall be entitled to further distributions by the Company, if any, in an amount equal to 70% of the distribution. The distribution rights of the Class B Interests and the Class C Interests are set forth in more detail in Section A.11 of Schedule 4 annexed hereto.

                           (d) The holders of the Class B Interests and the
Class C Interests shall have one vote in the aggregate.

                  2.9 Management of the Company. Except to the extent that the authority to conduct day-to-day operations of the Company shall be delegated to the President as provided herein, the management of the Company shall be vested in a managing board (the "Board" or the "Board of Managers"), which shall consist of an even number of managers, but not less than two (2) or more than six (6). An equal number of managers shall be appointed to the Board (and subject to removal and replacement) by Apollo on the one hand and by the New Valley Parties on the other hand. Meetings of the Board shall be held periodically (but in no event less frequently than annually) and upon the request of any manager. The Board may also take action by unanimous written consent without a meeting. Except as otherwise provided herein, the actions of the Board shall be by majority vote, which majority shall include the vote of at least one (1) manager appointed by each of Apollo and the New Valley Parties. Bennett S. LeBow or such other person designated by the New Valley Parties (who shall count as one of the appointments of the New Valley Parties) shall be the Chairman of the Board of Managers.

         Notwithstanding the foregoing, the unanimous decision of the Board of Managers of the Company shall be required in order for the Company itself, or in its capacity as a direct or indirect shareholder, member or participant of any Affiliated Entity, to vote or otherwise approve a decision:

                           (a) to amend this Agreement or the constituent
documents of the Company and to adopt or amend the constituent documents of any Affiliated Entity, or to waive any provisions hereof or thereof, and to amend the Participating Loan Agreement or to waive any provisions thereof;

                           (b) unless specified in the approved Budget (as
hereinafter defined), to sell, transfer, assign, grant a right to use, a right of first refusal, an option or a similar right, or otherwise dispose of (i) any of the Properties, or any rights thereto or interests therein (including but not limited to ownership rights, leasehold interests (whether as landlord or tenant), rights to use or easements) or (ii) any asset (or group of assets in a transaction or series of transactions) the cost or fair market value (whichever is greater) of which exceeds $100,000 individually or $500,000 in the aggregate in any given year, except as permitted by Section 2.10 and except for transactions between the Russian LLC and Delaware LLC-2;

                           (c) unless specified in the approved Budget, to
borrow, issue guarantees or assume other contingent obligations to pay money in an amount which exceeds $100,000 in the aggregate outstanding at any given time, except for transactions between the Russian LLC and Delaware LLC-2;

                           (d) unless specified in the approved Budget, to grant
a security interest or otherwise encumber (i) any of the Properties or any rights thereto or interests therein (including but not limited to ownership rights, leasehold interests (whether as landlord or tenant), rights to use or easements), or (ii) any asset (or group of assets in a transaction or series of transactions) the cost, fair market value or value assigned in such transaction(s) (whichever is greater) of which exceeds $100,000 at any one time or $500,000 in the aggregate in any given year;

                           (e) to take any actions regarding registration of the
Interests in the Company or any Affiliated Entity necessary for a public offering;

                           (f) to merge, reorganize or consolidate the Company
or any Affiliated Entity with any other corporation or entity unless the surviving entity shall be the Company or such other Affiliated Entity, respectively, or the Company or other Affiliated Entity is merged, reorganized or consolidated with an Affiliate thereof;

                           (g) to dissolve voluntarily the Company or any
Affiliated Entity or to revoke voluntary dissolution proceedings or to terminate, liquidate or wind up the Company or Affiliated Entity;

                           (h) to change materially the principal businesses
conducted by the Company or any Affiliated Entity or to make any expenditures with respect to Ducat Place III except as may be specified in the approved Budget;

                           (i) to approve the annual budget and business plan,
including capital expenditures, of the Company (collectively, the "Budget"), which Budget shall incorporate the annual budgets and business plans of Delaware LLC-2, the Russian LLC and Delaware LLC-3, as well as any contributions or resources to be made available by the Company to any other Affiliated Entity;

                           (j) unless specified in the approved Budget, to make
or incur, or to enter into a contractual commitment to make or incur expenditures or financial obligations which exceed $250,000 individually or $1,000,000 in the aggregate in any calendar year;

                           (k) unless specified in the approved Budget, to
purchase ownership interests, leasehold interests, rights to use, easements or other rights to or interests in the Properties or elsewhere for the price exceeding $100,000 in each particular transaction or exceeding $500,000 in the aggregate in any given year, including approval of agreements with respect to acquiring such rights, or to waive any rights of first refusal, preemptive or similar rights relating to the purchase of any such rights to or interest in such Properties or elsewhere;

                           (l) to enter into, modify, renew, terminate or grant
any material waiver relating to any significant leases and other material contracts other than contracts in the ordinary course of business with trade counterparties or customary real estate leases involving no more than 1000 square meters as approved by the President; provided that real estate lease agreements with Members or any of their Affiliates exceeding 500 square meters shall be considered significant for purposes of this clause;

                           (m) to enter into any transaction with a party that
is related to any Member or Affiliate, excluding transactions in the ordinary course of business of the Company or an Affiliated Entity on an arm's-length basis involving amounts which shall not exceed $250,000 per transaction or series of transactions and excluding transactions in the ordinary course of business of Liggett-Ducat involving Liggett Group Inc. on an arm's-length basis; provided that written notice of all such transactions or series of transactions involving more than $100,000, together with a description of the material terms thereof, shall be promptly furnished to Apollo;

                           (n) to commence or settle any litigation, arbitration
or other dispute, the result of which could have a material adverse effect on the business, financial condition or prospects of the Company or any Affiliated Entity;

                           (o) to resolve tax or other governmental proceedings
or disputes relating to the Company or any Affiliated Entity or to approve any action of New Valley as tax matters partner of the Company;

                           (p) to establish, acquire, dispose of or transfer any
subsidiary or any interest in any subsidiary or other entity (whether or not incorporated) or make any investment in any business venture or enterprise (whether or not incorporated), other than as contemplated in the approved Budget;

                           (q) to change the outside accountants of the Company
or any Affiliated Entity;

                           (r) to issue, sell, transfer, assign or otherwise
dispose of any shares, capital stock, securities or interests of or owned by the Company or any Affiliated Entity, or change the ownership structure of the Company or any Affiliated Entity;

                           (s) unless specified in the approved Budget or in
this Agreement, to make a decision not to distribute all available cash (to the extent such distributions are permitted by applicable law) of (i) the Company to the Members, or (ii) an Affiliated Entity to its shareholders, members or participants, as applicable; and

                           (t) to retain any officer subject to mandatory
dismissal as provided in Section 5.1(c).

         All figures set forth in this Section 2.9 shall be determined on a consolidated basis in accordance with U.S. generally accepted accounting principles, consistently applied. To the extent that any amounts or payments are incurred in any currency other than U.S. dollars, such amounts or payments shall, for purposes of such calculation, be converted into U.S. dollars on the date of the conclusion of the transaction at the official exchange rate of such country (which, for purposes of the ruble, shall be considered to be the MICEX rate at the opening of business in Moscow on such date). The Parties hereby agree that the Participating Loan Agreement shall include provisions requiring the Company's approval (directly or indirectly) of the issues set forth in this
Section 2.9 and that Apollo shall be authorized to grant the approvals to be granted by the Company under Section 5.1 of the Participating Loan Agreement.

                  2.10 Sale of Interests in the Company and Its Assets.

                           (a) Sale of Assets.

                           (i) At any time after at least 80% of the net
leasable space of Ducat Place III has been leased to tenants, the New Valley Parties shall have the right to sell, or cause to be sold, Ducat Place III without the consent of Apollo, provided that (x) the cash price payable in one lump sum at the closing of such sale shall be no less than $175,000,000; (y) Ducat Place III is sold to one or more purchasers through an auction process conducted by an internationally recognized investment bank or real estate brokerage firm; and (z) construction of Ducat Place III has been completed.

                           (ii) The Participating Loan Agreement shall provide
that at any time
after the completion of the construction of the New Factory, Brooke (Overseas) shall have the right to sell, or cause to be sold, the New Factory without Apollo's consent, provided that (x) the cash price payable in one lump sum at the closing of such sale shall be no less than $175,000,000; and (y) the New Factory is sold to one or more purchasers through an auction process conducted by an internationally recognized investment bank or real estate brokerage firm.

                           (iii) At any time after February 20, 2005, Apollo
shall have the right to require the sale, without the consent of the New Valley Parties, of all of the assets of the Company, directly and indirectly held, including but not limited to Ducat Place II, Ducat Place III, Delaware LLC-2 and Russian LLC, and, through the Company's interest in the Participating Loan Agreement, all the assets of Delaware LLC-3, including the New Factory, provided that (x) the cash price payable for all the assets of the Company and Delaware LLC-3 in one lump sum at the closing of such sale shall be no less than $430,000,000; and (y) all assets are sold to one or more purchasers through an auction process conducted by an internationally recognized investment bank or real estate brokerage firm.

                           (iv) In the event of (A) a Payment Default by a
Member as set forth in Section 2.4(f) or (B) a material breach by the New Valley Parties with respect to the provisions of Section 2.9 hereof, which material breach remains uncured 60 days after receipt by the New Valley Parties of written notice from Apollo setting forth in detail the alleged default, then, in each such instance, the non-defaulting Members shall have the right to require the sale of Ducat Place II, provided that (x) the cash price payable in one lump sum at the closing of such sale shall be no less than $75,000,000, and (y) Ducat Place II is sold to one or more purchasers through an auction process conducted by an internationally recognized investment bank or real estate brokerage firm. In the event that such sale of Ducat Place II and the distribution of the proceeds therefrom to the non-defaulting Members shall not exceed the Adjusted Realized Equity Value of the Interests of such non-defaulting Members, such non-defaulting Members shall have the right to require the sale of the New Factory, provided that (x) the cash price payable in one lump sum at the closing of such sale shall be no less than $165,000,000, and (y) the New Factory is sold to one or more purchasers through an auction process conducted by an internationally recognized investment bank or real estate brokerage firm.

                           (v) In the event of (A) the failure of Brooke
(Overseas) to secure or provide the Russian Bank Loan or to arrange other financing, each on terms that shall not differ materially from those set forth on Schedule 2.10(v) by July 1, 1998 or (B) a payment default under the Russian Bank Loan which default results in the acceleration of all amounts due thereunder or the commencement of enforcement proceedings by the bank against Liggett-Ducat under the Russian Bank Loan (a "Loan Default"), then, in each such instance, Apollo shall have the right to require the sale, without the consent of the New Valley Parties, of all of the assets of the Company, directly or indirectly held, including but not limited to, Ducat Place II, Ducat Place III, Delaware LLC-2 and the Russian LLC, and, through the Company's interest in the Participating Loan Agreement, all the assets of Delaware LLC-3, including the New Factory, provided that (x) the sale shall be on commercially reasonable terms and (y) prior to entering into a definitive agreement with respect to any such sale, Brooke (Overseas) shall not have secured or provided the Russian Bank Loan or arranged other financing on terms that shall not differ materially from those set forth on Schedule 2.10(v), or Liggett-Ducat or Brooke (Overseas) shall not have cured the Loan Default, whether by payment, purchase or refinancing of the Russian Bank Loan or otherwise, provided the Loan Default can be cured at any time as long as after it has been cured Delaware LLC-3 shall have the same rights with respect to the New Factory as it had prior to the occurrence of the Loan Default, respectively.

                           (vi) In the event Apollo has terminated this
Agreement in accordance with Section 14.2(c), then Apollo shall have the right to require the sale, without the consent of the New Valley Parties, of all of the assets of the Company, directly or indirectly held, including but not limited to, Ducat Place II, Ducat Place III, Delaware LLC-2 and the Russian LLC, and, through the Company's interest in the Participating Loan Agreement, all the assets of Delaware LLC-3, including the New Factory, provided that (x) the sale shall be on commercially reasonable terms and (y) prior to entering into a definitive agreement with respect to any such sale, the grounds for such termination by Apollo under Section 14.2(c) shall not have been eliminated.

                           (b) Sale of Interests.

                           (i) Sale of Interests by New Valley. Notwithstanding
the provisions of Section 9 hereof, at any time after at least 80% of the net leasable space of Ducat Place III has been leased to tenants and the construction of Ducat Place III has been completed, the New Valley Parties shall have the right to sell all of their Interests in the Company without the consent of Apollo, provided that (x) the cash price payable in one lump sum at the closing of the sale of all the Interests in the Company shall be no less than $430,000,000; and (y) the Interests of New Valley are sold to one or more purchasers through an auction process conducted by an internationally recognized investment bank or real estate brokerage firm. In the event the New Valley Parties elect to exercise such right to sell all of their Interests in the Company, they shall send to Apollo a written notice of such election at least sixty (60) days prior to the closing of such sale, and Apollo shall have the right and, at the request of the New Valley Parties, Apollo shall be obligated, to sell all of its Interests within sixty (60) days of receipt of such notice to the same purchaser or group of purchasers as the New Valley Parties on the same terms and conditions as the New Valley Parties.

                           (ii) Sale of Interests by Apollo. At any time after
February 20, 2005, Apollo shall have the right to sell all of its Interests in the Company without the consent of the New Valley Parties, provided that (x) the cash price payable in one lump sum at the closing of the sale of all the Interests in the Company shall be no less than $430,000,000; and (y) the Interests of Apollo are sold to one or more purchasers through an auction process conducted by an internationally recognized investment bank or real estate brokerage firm. In the event Apollo elects to exercise such right to sell all of its Interests in the Company, it shall send the New Valley Parties a written notice of such election at least sixty (60) days prior to the closing of such sale, and the New Valley Parties shall have the right and, at the request of Apollo, the New Valley Parties shall be obligated, to sell all of their Interests within sixty (60) days of receipt of such notice to the same purchaser or group of purchasers as Apollo on the same terms and conditions as Apollo.

                           (c) Notwithstanding anything to the contrary in this
Agreement, (i) a partial sale of Interests by any Member shall not be permitted,
(ii) all sales of Interests or assets of the Company or Delaware LLC-3 shall be on a cash basis in U.S. Dollars, and (iii) no Member shall be entitled to pledge, create a lien against, mortgage or otherwise encumber any Interests owned by it or any distributions that such Member would be entitled to hereunder as a result of owning such Interests. Each of the New Valley Parties and Apollo shall retain the right to approve any provisions of any agreement for the sale of Interests or any assets of the Company or Delaware LLC-3 with respect to indemnification or other post-closing contingent liabilities or price adjustments. It shall be a condition to any transfer under Section 2.10(b) that the transferee becomes a party to this Agreement.

                           (d) Notwithstanding any provision of this Section
2.10 to the contrary, no sales of the assets of the Company or Delaware LLC-3 or Interests shall be permitted by any Member to any of its Affiliates without the prior written consent of the other Members.

         3. Use of Contributions and Financing.

                  3.1 Use of Contributions.

                           (a) The contributions in cash and, in the case of New
Valley, expenditures as set forth in Section 2.4(d), received by the Company from the Members shall be used as follows: (i) $30,000,000 will be used as specified in the approved Budget for financing the construction, operation and development of Ducat Place II, Ducat Place III and such other projects as may be approved in the Budget, and to reimburse the New Valley Parties for the expenditures in excess of $10,000,000 as set forth in Section 2.4(d); and (ii) $20,000,000 will be loaned to Delaware LLC-3 in accordance with the Participating Loan Agreement to finance the construction of the New Factory and the acquisition of related equipment, and to reimburse

Brooke (Overseas) for expenditures incurred by Brooke in connection therewith since March 1, 1997, as shall be specified in the Participating Loan Agreement.

                           (b) At the time of any capital call, the purpose for
which funds are being called shall be set forth in an approved Budget.

                  3.2 Financing. The Company may obtain additional working capital or other funds required for the business of the Company through borrowings on the basis of its own credit rating from commercial banks or other institutional lenders, subject to the Budget or the unanimous approval of the Board of Managers as set forth in Section 2.9. Although the Members will not be required to guarantee any such borrowings, the Members shall use good faith efforts to assist the Company in obtaining such funds on the most favorable commercial terms.

         4. Allocations of Income and Loss. The Company's net taxable income and loss shall be allocated among the Members as set forth in Schedule 4 hereto.

         5. Officers, Principal Office and Independent Accountants.

                  5.1 Chairman and Corporate Officers.

                           (a) Except as otherwise provided herein, the officers
of the Company and the Russian LLC and the Chairman of the Board of Managers of the Company shall be appointed and removed by New Valley. The initial Chairman of the Board of Managers of the Company will be Bennett S. LeBow. The officers of the Company will be as follows:

         President - Michael Capaccio;

         Vice President - Ronald J. Bernstein; and

         Secretary - Richard J. Lampen.

The officers of Delaware LLC-2 shall be as follows:

         President - Michael Capaccio;

         Vice President  - Ronald J. Bernstein; and

         Secretary - Richard J. Lampen.

The officers of the Russian LLC shall be as follows:

         General Director - Ronald J. Bernstein, to be replaced by Michael Capaccio as soon as practicable hereafter;

         Deputy General Director - Ronald J. Bernstein (upon such replacement); and

         Deputy General Director - Olga N. Grigorieva.

The Chairman of Delaware LLC-3 shall be Bennett S. LeBow. The officers of Delaware LLC-3 shall be:

         President  - Ronald J. Bernstein;

         Chief Financial Officer - Stewart Hainsworth; and

         Secretary - Richard J. Lampen.

The General Director of Liggett-Ducat shall be Ronald J. Bernstein.

The General Director of LD Tobacco shall be Ronald J. Bernstein.

                           (b) Apollo shall have the right to approve (i)
replacements of any of the officers set forth in this Section 5.1; and (ii) the appointment of any senior executive officer of an Affiliated Entity. Such approval shall not be unreasonably withheld or delayed.

                           (c) Any officer of the Company or any Affiliated
Entity shall be subject to mandatory dismissal for fraud, bad faith, gross negligence, criminal conviction or plea, and a final, non-appealable finding of or consent to injunction with respect to violations of antifraud or antimanipulative provisions of securities, commodities or banking laws by a court of competent jurisdiction, unless retention is approved unanimously by the Board of Managers as provided in Section 2.9.

                           (d) Subject to Section 2.9(o) hereof, New Valley
shall be the tax matters partner for the Company.

                  5.2 Responsibilities of the President. The President of the Company shall execute the decisions of the Board of Managers and have all authority to conduct the day-to-day operations of the Company except as otherwise provided herein.

                  5.3 Salaries to Employees.

                           (a) The parties agree that neither the Company nor
any Affiliated Entity shall pay any salaries to employees of Apollo or New Valley, other than to the employees involved in day-to-day business operations in Russia (the latter category including, among others, Ronald J. Bernstein , Michael Capaccio and Stewart Hainsworth).

                           (b) The salaries of the officers of the Company and
each Affiliated Entity shall be approved in the Budget or as determined from time to time by the Board of Managers.

                  5.4 Independent Accountants. The independent certified public accountants of the Company and each Affiliated Entity shall be a firm of internationally recognized accountants selected by unanimous vote of the Board of Managers as set forth in Section 2.9, and initially shall be Coopers & Lybrand LLP.

         6. Operation and Management of the Company.

                  6.1 Books and Records; Audited Financial Statements. Each of the Members acknowledges and agrees that the Company and the Russian LLC shall each be treated as a partnership of which the Members are partners for income tax purposes, and further agrees to cooperate to achieve and maintain such treatment. In this regard, an election will be filed with the U.S. Internal Revenue Service under Treasury Regulations Section 301.7701-3 on behalf of the Russian LLC to elect treatment of the Russian LLC as a partnership for U.S. tax purposes, effective as of the date of its initial formation. The Company's books of account shall be maintained on a basis consistent with such treatment and on the same basis used in preparing the Company's United States federal income tax return. The year-end balance sheet, statement of operations and statement of change in financial position shall be audited each year by the independent certified public accountants of the Company, whose written report shall be provided to each of the Members no later than 60 days after the end of each fiscal year.

                  6.2 Other Reports. In addition to annual audited financial statements, each fiscal quarter the President shall prepare and distribute to each Member of the Company a report providing for each Member its allocable share of income, gain, loss, deduction and credit and such other general reports as determined by the Members, which shall include unaudited quarterly financial statements.

                  6.3 Access. Each of the Members, together with their lawful agents, attorneys and representatives, shall have access to the books and records and facilities and senior management of the Company during all normal business hours.

                  6.4 Business Plan and Budget. The Company shall provide to each of the Members a proposed annual Budget, which shall include information with respect to the operation of the business to be conducted by each Affiliated Entity for each fiscal year, at least thirty (30) days before the beginning of such fiscal year. Such Budget shall include estimates of anticipated capital calls. The initial Budget of the Company, for the year 1998, is annexed hereto as Schedule 6.4. The Members of the Company shall approve the Budget as provided in Section 2.9 hereof. The day-to-day operations of the Company and each Affiliated Entity shall be conducted by the officers of the Company within 10% variances from the Budget agreed upon by the Members. The Budget shall be designed to ensure that the Company shall at all times qualify as a "real estate operating company" under the provisions of ERISA.

                  6.5 Limitations on Activities.

                           (a) Except as provided by the Board of Managers or as
contemplated in the approved Budget or the Participating Loan Agreement, (i) no part of Ducat Place II, Ducat Place III, the New Factory or any other Property shall be used as collateral for the purpose of any development other than its own development and (ii) no sale, refinancing or other capital proceeds from Ducat Place II, Ducat Place III, the New Factory or any other Property may be used other than for budgeted capital expenditures involving the same property that generated such proceeds.

                           (b) For ERISA purposes only, the Company shall
maintain its status as a "real estate operating company" at all times. If Apollo or its counsel shall reasonably determine at any time that the Company may not qualify for such status, Apollo and the New Valley Parties shall reorganize the corporate structure of the Company and its Affiliates or take such other necessary action in order to permit the Company to so qualify, unless the reason that the Company may not qualify as a "real estate operating company" is due to a breach by Apollo of the provisions of this Agreement or actions of Apollo unrelated to the assets or business of the Company or any of its Affiliates, in which case Apollo and the New Valley Parties shall be required to use only reasonable efforts to reorganize the corporate structure of the Company and its Affiliates or take such other reasonably necessary action in order to permit the Company to so qualify, giving due consideration to the relative economic and tax benefits anticipated by the parties to this Agreement.

                           (c) The Members agree that, after the execution of
this Agreement, a new entity may be formed by Delaware LLC-2 and the Assets relating to Ducat Place III may be transferred thereto, provided, however, that BrookeMil shall contribute the Assets relating to Ducat Place III to the Russian LLC as set forth in Section 2.4(e)(ii) hereof, unless the Members agree that such new entity shall be formed prior to such transfer and that BrookeMil should make its contribution directly to such new entity.

         7. Establishment of Delaware LLC-2 and the Russian LLC.

                  7.1 Establishment of Delaware LLC-2.

                           (a) The parties acknowledge that Delaware LLC-2 was
formed on October 27, 1997 and that the Certificate of Formation of Delaware LLC-2 is currently in the form the English translation of which is annexed hereto as Schedule 7.1(a).

                           (b) The Limited Liability Company Agreement with
respect to

Delaware LLC-2 shall be substantially in the form annexed hereto as Schedule 7.1(b).

                  7.2 Establishment of the Russian LLC. The parties acknowledge that the Russian LLC has been established on December 15, 1997, that the Certificate of Registration of the Russian LLC is annexed hereto as Schedule
7.2. The Members shall cause the Company to use all best efforts to obtain all registrations, listings and filings and take all other actions required for its operation under Russian law. Notwithstanding anything in this Agreement to the contrary, no additional approval of the Board of Managers or any Member shall be required for BrookeMil, the Russian LLC or the Company to complete the transactions contemplated by Section 2.4(e), Sections 11.1 and 11.2 and this
Section 7.

         8. Operation and Management of Affiliated Entities.

                  8.1 Management of Affiliated Entities. In addition to management rights with respect to the Company as set forth in this Agreement, Apollo shall have the following management rights with respect to each Affiliated Entity:

                           (a) Apollo shall have the right to be kept informed,
consult with and advise management of each Affiliated Entity with regard to any material developments in or affecting each Affiliated Entity's business; to discuss business operations, properties and the financial or other condition of each Affiliated Entity with its officers, employees and any relevant management committee; to consult with and advise management on significant business issues; and to meet regularly with management for such consultation and advice; and

                           (b) Apollo shall have the right to appoint one (1)
member of the management committee or board of directors, as applicable, of each Affiliated Entity and shall have the right to dismiss and replace such member at any time.

                  8.2 Books and Records; Audited Financial Statements. The Company shall cause each Affiliated Entity, in addition to maintaining its books and accounts in accordance with the law of the applicable jurisdiction, to prepare its financial statements in accordance with U.S. generally accepted accounting principles, consistently applied. The year-end balance sheet, statement of operations and statement of change in financial position shall be audited each year by Coopers & Lybrand LLP or another firm of independent certified public accountants selected in accordance with Section 5.4 hereof, and the Company shall provide the written report of such accountants to each of the Members. The Company shall cause each Affiliated Entity to prepare all tax returns as soon as practicable after the end of each fiscal year and, in any event, shall supply the Members with reasonable estimates of the taxable income of each Affiliated Entity within forty-five (45) days of the end of each fiscal year.

                  8.3 Access. The Company shall ensure that each of the Members, at the cost of such Member, together with their lawful agents, attorneys and representatives, shall have access to the books and records, facilities and senior management of each Affiliated Entity during all normal business hours. Apollo shall have access in Moscow, Russia and Miami, Florida to the books and records of each Affiliated Entity.

         9. Restrictions on Transfers of Interests.

                  9.1 Limitations on Members' Right to Sell Interests. Except as contemplated by Section 2.10, Section 9.2 and Section 9.4, each of the Members agrees not to transfer all or any of its Interests in the Company, and each Member shall hold its Interests and, by accepting the same upon original issue, upon distributions or upon subsequent transfer, agrees for itself, its successors, legal representatives and assigns that the Interests shall not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered, whether voluntarily or involuntarily, by operation of law, legal proceedings or otherwise, other than as provided in this Section 9 or in Section 2.10. In the event an involuntary lien or encumbrance is placed on the Interests, the affected Member shall not be in violation of this provision if it discharges or causes to be discharged such lien or encumbrance within a period of sixty (60) days from the placement or occurrence thereof.

                  9.2 Transfers to Affiliates. Any Member may transfer its Interests in the Company to an Affiliate, except where prohibited by applicable laws or where in the reasonable judgment of any other Member such transfer would have a material adverse effect on the business of the Company or such other Member. Any Member wishing to transfer its Interests to an Affiliate under this
Section 9.2 shall first notify the other Members in writing of such proposed transfer. Each such other Member shall make its determination as to whether such transfer would have a material adverse effect on the business of the Company or such other Member within ten (10) days of receiving such notice and shall notify such first Member in writing of its determination. It is a condition of any such transfer that the transferee become a signatory to this Agreement and agree to perform all of the obligations of the transferor hereunder.

                  9.3 Change in Control. In the event of a change in control of a Member, such Member thereupon shall cease to have any voting rights, and the remaining Members shall have the right to purchase, or to cause the Company to purchase, such first Member's Interests at a price equal to the Adjusted Realized Equity Value of such Interests, which right may be exercised by the remaining Members for a period of sixty (60) days after such event constituting a change in control. For purposes of this Agreement, a change in control shall be deemed to occur when a person or entity that was not, at the time of the Initial Closing, an Affiliate of a Member becomes the beneficial owner, directly or indirectly, of securities or ownership interests representing 40% or more of the combined voting power of all outstanding securities or ownership interests of such Member. A change of control shall not be deemed to occur due to a reconfiguration of the ownership or changes of the ownership of the limited partnership interests of Apollo or any of the New Valley Parties, as the case may be, provided that Apollo Real Estate Management III, L.P. or its Affiliates remain the owners, directly or indirectly, of the Interests previously owned by Apollo, or Brooke Group Ltd., Bennett S. LeBow or their Affiliates remain the owners, directly or indirectly, of the Interests previously owned by the New Valley Parties, respectively.

                  9.4 Dissolution of a Member. In the event of the bankruptcy, reorganization, liquidation, winding-up or dissolution of a Member (the "Dissolving Member"), the Dissolving Member shall notify the other Members in writing within five (5) days of such event. The Interests owned by the Dissolving Member shall first be offered for purchase by the other Members within ninety (90) days of the date of such notice for the then existing Adjusted Realized Equity Value of such Interests. In the event that such other Members decline to purchase such additional Interests, such unpurchased Interests may be offered by the Company to third parties for purchase on terms and conditions to be determined by the Members, and the Dissolving Member shall sell its Interests in accordance with the provisions of this Section 9.4.

                  9.5 Termination of the Provisions Restricting the Sale of Interests. The provisions restricting the sale of Interests contained in this
Section 9 shall automatically terminate upon the happening of any of the following events:

                           (a) the adjudication of the Company as a bankrupt,
the execution by the Company of an assignment for the benefit of creditors, or the appointment of a receiver for all or substantially all of its properties; or

                           (b) the voluntary or involuntary dissolution of the
Company.

         10. Representations and Warranties.

                  10.1 The Company. The Company represents and warrants as follows:

                           (a) The Company is a limited liability company duly
formed under the laws of the State of Delaware, with full power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

                           (b) The execution and delivery by the Company of this
Agreement and the consummation by it of the transactions contemplated herein will not violate its constituent documents, any law or any contract to which the Company is a party, and no approval, authorization, consent, or order or filing with, any third party, court, administrative agency or other governmental authority is required for the execution and delivery by the Company of this Agreement or any other agreements to be entered into by the parties hereto in accordance with this Agreement, including but not limited to the Participating Loan Agreement and all agreements and documents relating to the asset transfers contemplated by this Agreement, or the consummation by it of the transactions contemplated herein.

                           (c) This Agreement is the legal, valid and binding
obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors.

                           (d) There exists no litigation pending or threatened
in writing (or any basis therefor) against the Company that (i) might adversely affect the operations, business or business prospects of the Company, (ii) might impede, delay or adversely affect the transactions contemplated by this Agreement, or (iii) has not been disclosed to Apollo. There are no valid, effective and enforceable orders, injunctions or decrees of any court or arbitral body with respect to the Company that might adversely affect the operations, business or business prospects of the Company.

                  10.2 Members. Each Member represents and warrants as follows:

                           (a) The Member is a corporation or a partnership, as
the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or establishment, as the case may be, with full power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

                           (b) The execution and delivery by the Member of this
Agreement and the consummation by it of the transactions contemplated herein have been authorized by the board of directors of the Member or other management authority of the Member and will not violate its constituent documents, any law or any contract to which the Member is a party, and no approval, authorization, consent or order of, or filing with, any third party, court, administrative agency, or governmental authority is required for the execution and delivery by the Member of this Agreement or the consummation by it of the transactions contemplated herein (except as may be required for BrookeMil to consummate the transactions contemplated herein).

                           (c) This Agreement is the legal, valid and binding
obligation of the Member enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors.

                           (d) The Member is acquiring the Interests of the
Company for investment purposes for its own account and not with a view to any distribution of the same, and shall not dispose of any of the Interests except in compliance with applicable securities laws and the terms of this Agreement. The Member acknowledges that the Interests have not been registered under the securities laws or regulations of any jurisdiction and that the Interests may not be sold on a public market without proper registration. The Member is sophisticated in making investments and represents that it has the knowledge and experience to evaluate its investment in the Interests and is not relying on any representation or warranty made by the Company or any of its representatives or agents.

                           (e) The individual signing this Agreement on behalf
of the Member is a duly authorized officer or representative of the Member and is empowered to execute this Agreement on behalf of the Member.

                           (f) No agent, broker, investment banker, person or
firm acting on behalf of the Member or under the authority of the Member is or will be entitled to any broker's or finder's fee or any other commission or similar fee from any of the parties hereto in connection with the transactions contemplated hereby.

                  10.3 Additional Representations by the New Valley Parties. In addition to the representations made by the New Valley Parties in Section 10.2 above, each of the New Valley Parties represents and warrants as follows:

                           (a) BrookeMil has transferred its ownership of the
building and the leasehold rights to the land plot located at Ducat Place II to the Russian LLC. The Russian LLC is the owner of the buildings and is the lessee of the land plot located at Ducat Place II and is entitled to dispose of such rights at its own discretion, subject to compliance with the terms of the Land Lease Agreement, dated July 1, 1997, between the Government of the City of Moscow, as landlord, and BrookeMil, as tenant, demising the land at Ducat Place II, as amended to date and assigned to the Russian LLC (the "Ducat II Land Lease"), and applicable law, and there are no encumbrances on, or rights of third parties to, Ducat Place II other than the Assumed Liabilities.

                           (b) BrookeMil is the owner of the buildings and is
the lessee of the land plot located at Ducat Place III and is entitled to dispose of such rights at its own discretion, subject to compliance with the terms of the Land Lease Agreement, dated October 30, 1992, between the Government of the City of Moscow, as landlord, and BrookeMil, as tenant, demising the land at Ducat Place III, as amended to date (the "Ducat III Land Lease"), and applicable law, and there are no encumbrances on, or rights of third parties to, Ducat Place III other than the Assumed Liabilities.

                           (c) LD Tobacco is the owner of the buildings and is
the lessee of the land plot located at the site of the New Factory and, upon purchase of the land lease rights, will be entitled to dispose of such rights at its own discretion, subject to compliance with the terms of the Land Lease Agreement, dated March 27, 1996, between the Government of the City of Moscow, as landlord, and LD Tobacco, as tenant, demising the land at the site of the New Factory, as amended to date (the "New Factory Land Lease") and applicable law, and there are no encumbrances on, or rights of third parties to, the New Factory.

                           (d) BrookeMil is the current tenant under the Ducat
III Land Lease. LD Tobacco is the current tenant under the New Factory Land Lease. (The Ducat III Land Lease and New Factory Land Lease, including all amendments, protocols and other documents and agreements relating thereto, are herein occasionally referred to collectively as the "Land Leases").

                           (e) (i) The New Valley Parties have provided to
Apollo access to complete and correct copies of all amendments, protocols and other documents and agreements relating to the Land Leases; (ii) each of the Land Leases has been duly authorized, executed and delivered by the tenant and is the legal, valid and binding agreement of the tenant thereunder, and, to the knowledge of the New Valley Parties, of the landlord thereunder, enforceable in accordance with its terms; (iii) each of the Land Leases is in full force and effect without default by either the tenant or, to the knowledge of the New Valley Parties, the landlord thereunder, and, to the knowledge of the New Valley Parties, no condition exists and no event has occurred that would result in, either after notice thereof or a lapse of time or both, a breach, termination or default under any of the Land Leases; (iv) the tenant under each Land Lease is current in the payment of all rent and other amounts due and has fulfilled all other obligations under the terms of such leases as of the date hereof; (v) except in connection with the Assumed Liabilities and the Use Agreement, dated as of January 31, 1997, between BrookeMil and Liggett-Ducat, neither BrookeMil nor LD Tobacco has subleased, assigned or pledged any of its interests in the Land Leases; and (vi) to the knowledge of the New Valley Parties, each of the Land Leases covers the entire estate that it purports to cover, and upon consummation of the transactions contemplated by this Agreement, the Russian LLC will continue to be entitled to the use, occupancy and possession of the real property as contemplated herein.

                           (f) Each of Liggett-Ducat and LD Tobacco was duly
incorporated as a closed joint stock company and is validly existing as a legal entity registered under the laws of the Russian Federation as of August 5, 1993, and December 29, 1995, respectively; the Russian LLC has been duly incorporated as a limited liability company and is validly existing as a legal entity registered under the laws of the Russian Federation; and each of Liggett-Ducat, LD Tobacco and the Russian LLC has full power and authority required to carry on its business as it is currently being conducted and/or as described in the business plans, and to own, lease and operate its properties.

                           (g) All of the outstanding shares of capital stock of
each of Liggett-Ducat and LD Tobacco (i) have been duly authorized and validly issued and are fully paid; (ii) are not subject to any preemptive or similar rights granted by Liggett-Ducat or LD Tobacco, respectively (except as may be established in Russian law and/or set forth in the respective charters of Liggett- Ducat and LD Tobacco), and were properly registered with the appropriate authorities competent for registration of the issuance of such shares and to the extent owned by Brooke (Overseas) and Liggett-Ducat, respectively, are free and clear of any security interest, claim, lien, or encumbrance of any nature, except with respect to those shares pledged by Brooke (Overseas) to Belgrave Limited and Vladimir Tumentsev to secure the payment obligations of Brooke (Overseas) for 6.8% of the outstanding shares of Liggett-Ducat; (iii) Brooke (Overseas) has transferred 95.8% of the outstanding shares of Liggett-Ducat to Delaware LLC-3; (iv) Liggett-Ducat owns 100% of the outstanding shares of LD Tobacco; and (v) there is no existing option, warrant, call, right, commitment or other agreement of any character to which Liggett-Ducat is a party requiring, and there are no securities of Liggett-Ducat outstanding which upon conversion, exercise or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other securities of Liggett-Ducat to its employees or any other person.

                           (h) Neither Liggett-Ducat nor LD Tobacco is in
violation of its respective charter.

                           (i) (i) Each of BrookeMil and each Affiliated Entity
has such licenses, permits and approvals as are necessary to conduct its respective business as described to Apollo, except where the failure to have such license, permit or approval would not have a material adverse effect on such entity; (ii) each of BrookeMil and each Affiliated Entity has fulfilled and performed all of its obligations with respect to such licenses, permits and approvals except any obligation which the failure to fulfill or perform would not have a material adverse effect on such Affiliated Entity; and (iii) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results, or after notice or lapse of time would result, in any other material impairment of the rights of the holder of such license, permit or approval.

                           (j) Subject to Schedule 10.3(l), there exists no
litigation pending or, to the knowledge of the New Valley Parties, threatened in writing (or any basis therefor) against BrookeMil, the Affiliated Entities, any of their ventures, Assets and/or Properties that might (i) detrimentally affect the ownership, value, use or operation of the Assets and/or Properties for their intended purposes; (ii) adversely affect the operations, business or business prospects of BrookeMil or any Affiliated Entity; or (iii) impede, delay or adversely affect the transactions contemplated by this Agreement. There are no valid, effective and enforceable orders, injunctions or decrees of any court or arbitral body with respect to BrookeMil, the Affiliated Entities, any of their ventures, Assets and/or Properties that might (x) detrimentally affect the value, use, ownership or operation of the Assets and/or Properties for their intended purposes; (y) adversely affect the operations, business or business prospects of BrookeMil or any Affiliated Entity; or (z) impede, delay or adversely affect the transactions contemplated by this Agreement. To the knowledge of the New Valley Parties, there are no material impediments to BrookeMil obtaining all necessary approvals for BrookeMil's planned development of Ducat Place III. Neither BrookeMil nor any of the Affiliated Entities or their ventures has filed, nor been the subject of any filing of, a petition under bankruptcy laws, insolvency laws, laws for the composition of indebtedness, or laws for the reorganization of debtors.

                           (k) There are no material physical or mechanical
defects with respect to the buildings (other than the existing cigarette factory at Ul. Gasheka 6) and/or the other improvements comprising the Assets and/or Properties (including, but not limited to, the structural and load-bearing components, the roofs and the plumbing, heating, ventilation, air conditioning, electrical and life safety systems of the improvements) or to the knowledge of the New Valley Parties, the land, and all of such items (to the extent installed or constructed on the date hereof, with respect to the building at Ducat Place
II) are in good operating condition and repair and in compliance in all material respects with all applicable laws and zoning requirements. To the knowledge of the New Valley Parties, Ducat Place II and Ducat Place III will have access, on the basis generally provided to businesses in the City of Moscow, to available water, sewer and power utilities. BrookeMil has not received, and has no knowledge of, any notice or request from any governmental agency requesting or requiring the performance of any work or alteration in respect of the land, the buildings (other than the Old Factory) and/or the other improvements comprising the Assets and/or Properties.

                           (l) The Schedule of Leases with respect to Ducat
Place II annexed hereto as Schedule 10.3(l) (the "Ducat II Leases") is complete and correct in all respects. The Ducat II Leases have been duly authorized, executed and delivered by the landlord, are the legal, valid and binding agreements of the landlord thereunder enforceable in accordance with their terms and are in full force and effect, as assigned by BrookeMil to the Russian LLC, subject to Schedule 10.3(l). Other than as part of the Assumed Liabilities, there are no free rent allowances, prepaid rents or other prepaid charges. The Ducat II Leases are bona-fide in all respects, and were entered into by BrookeMil and the respective tenants thereunder on an arm's-length basis and in the ordinary course of BrookeMil's business. Subject to Schedule 10.3(l), there is no default by BrookeMil under the terms of any of the Ducat II Leases (including, but not limited to, any such default that has or might give rise to any offset, defense, claim, or counterclaim to the payment of the rents and/or other charges payable by the tenant thereunder), nor, to the knowledge of the New Valley Parties, are there any material defaults by the tenants thereunder; and, to the knowledge of the New Valley Parties, no condition exists and no event has occurred that would result in, either after notice thereof or a lapse of time or both, a breach, termination or default under any of the Ducat II Leases. All the Ducat II Leases have been assigned by BrookeMil to the Russian LLC, and the Russian LLC continues to be entitled to all of the rights and privileges to which BrookeMil was previously entitled under such Ducat II Leases. Subject to Schedule 10.3(l), none of the Ducat II Leases nor the rents payable thereunder have been subleased, assigned or pledged. All tenants are current with their rent obligations.

                           (m) To the knowledge of the New Valley Parties, the
business of BrookeMil and the Affiliated Entities is not being, nor has it in the past been, conducted in violation of any law or any governmental order applicable to BrookeMil or any of its assets or properties, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, except for possible violations which individually or in the aggregate would not have a material adverse effect on BrookeMil, the Company or the Affiliated Entities. To the knowledge of the New Valley Parties, BrookeMil, the Company and the Affiliated Entities are in compliance with all applicable environmental laws and have not received any communication from any governmental authority that alleges that BrookeMil, the Company or the Affiliated Entities are not in compliance with applicable environmental laws where such noncompliance would have a material adverse effect on BrookeMil or the Affiliated Entities.

                           (n) All material tax returns and reports required to
be filed by

BrookeMil prior to the date hereof or with respect to taxable periods ending prior to the date hereof have been or will be filed with the appropriate governmental authorities prior to the date hereof or by the due date thereof including extensions. Such tax returns and reports correctly reflect (and as to returns not filed as of the date hereof, will correctly reflect) all material tax liabilities of BrookeMil required to be shown thereon. To the knowledge of the New Valley Parties, all material tax returns and reports required to be filed by the Affiliated Entities prior to the date hereof or with respect to taxable periods ending prior to the date hereof have been or will be filed with the appropriate governmental authorities prior to the date hereof or by the due date thereof including extensions. Such tax returns and reports correctly reflect (and as to returns not filed as of the date hereof, will correctly reflect) all material tax liabilities of the respective Affiliated Entities required to be shown thereon. To the knowledge of the New Valley Parties, there are no pending tax investigations or outside audits of BrookeMil or of any Affiliated Entity being conducted and, except as set forth in Schedule 10.3(n), neither BrookeMil nor any Affiliated Entity has any outstanding tax penalties against it. BrookeMil shall remain liable for the payment of profits taxes due to the conduct of BrookeMil's business for the periods prior to the Initial Closing Date.

                           (o) The New Valley Parties have identified to Apollo
and have provided to Apollo complete and correct copies of all material employment agreements or employee benefit plans covering present and former employees of BrookeMil or their beneficiaries.

                           (p) A schedule of the material contracts of BrookeMil
and the status of each is annexed hereto as Schedule 10.3(p) (the "Material Contracts"). (i) The Material Contracts have been duly authorized, executed and delivered by the New Valley Parties party thereto and are legal, valid and binding agreements of the New Valley Parties party thereto enforceable against such New Valley Parties in accordance with their respective terms; (ii) BrookeMil has fully performed all obligations required to be performed under each of the Material Contracts including but not limited to the payment of all amounts due and owing thereunder; (iii) neither BrookeMil nor, to the knowledge of the New Valley Parties, any other party is in default under any of the Material Contracts; and (iv) to the knowledge of the New Valley Parties, no condition exists and no event has occurred that would result in, either after notice of or lapse of time or both, in a breach, termination or default under any of the Material Contracts. BrookeMil has not assigned any of its interests in the Material Contracts, and upon consummation of the transactions contemplated herein, the Russian LLC will continue to be entitled to the rights and privileges to which BrookeMil was previously entitled.

                           (q) The unaudited financial statements of BrookeMil
and the audited financial statements of Liggett-Ducat Ltd. for the years ended December 31, 1995 and 1996 furnished to Apollo have been prepared in accordance with U.S. generally accepted accounting principles consistently applied and fairly present the matters set forth therein.

                           (r) A schedule of all material related party
obligations relating to the Company and its Affiliates that will be outstanding as of the date of the Initial Closing is annexed hereto as Schedule 10.3(r).

                           (s) That certain Use Agreement, dated as of January
31, 1997, between BrookeMil and Liggett-Ducat, is in full force and effect.

                           (t) Liggett-Ducat has all necessary authority and
approvals to operate the Old Factory.

                           (u) The previously existing intercompany loan from
Brooke (Overseas) to Liggett-Ducat has been cancelled.

                  10.4 Additional Representations by Apollo. In addition to the representations made by Apollo in Section 10.2 above, Apollo represents and warrants that the purchase of the Interests does not violate any provisions of ERISA and that the contemplated Participating Loan does not violate the provisions of ERISA.

         11. Covenants of the New Valley Parties.

                  11.1 Contribution of Ducat Place II to the Russian LLC. BrookeMil has contributed the Assets and Assumed Liabilities related to Ducat Place II to the Russian LLC.

                  11.2 Contribution of Ducat Place III to the Russian LLC. As soon as practicable following the purchase of all the buildings and land lease rights at Ducat Place III, BrookeMil shall contribute the Assets and Assumed Liabilities related to Ducat Place III to the Russian LLC.

                  11.3 Beneficial Ownership. Except for a one percent (1%) interest to be retained indirectly by BrookeMil through BrookeMil's ownership in the Russian LLC, as of the Initial Closing, and until the legal title to the Assets shall have been transferred to the Russian LLC and a 99% interest in the Russian LLC is owned by Delaware LLC-2, the Assets shall be beneficially owned by the Company and, as such, the Company shall be entitled to participate in the earnings, appreciation in value and management of the Assets, and BrookeMil hereby designates the Company as attorney-in-fact and agent for BrookeMil, to act, in the name of BrookeMil or otherwise, as may be deemed appropriate by the Board of Managers of the Company, in order to obtain for the Company the economic benefits derived from the ownership of such property, asset, contract, lease or other instrument, document or agreement constituting the Assets, and, as evidence thereof, BrookeMil shall execute a power of attorney in favor of the

Company substantially in the form annexed hereto as Exhibit 4. Notwithstanding the foregoing, any property or asset of BrookeMil constituting an Asset and any contract, lease or other instrument, document or agreement to be assigned or otherwise transferred to the Russian LLC hereunder, the assignment or other transfer, or the attempted assignment or other transfer of which would be invalid or ineffective, unless the consent or approval of another person or entity to such assignment or other transfer shall have first been obtained, shall not be assigned or otherwise transferred under this Agreement, and the provisions of this Agreement shall not constitute an attempt to assign or transfer, unless and until such consents or approvals shall have been obtained.

         12. Closings. Subject to the terms and conditions set forth in Section
2.4 hereof, the closings (each, a "Closing," the date of a Closing being referred to herein as a "Closing Date") of the transactions contemplated herein shall occur as follows:

                  12.1 Date, Time and Place of Initial Closing. The closing of the transactions contemplated in Section 2.4(b) hereof (the "Initial Closing") took place on February 26, 1998 at 10:00 a.m. at the offices of Coudert Brothers, 1114 Avenue of the Americas, New York, NY 10036 (the date and time of the Initial Closing being referred to herein as the "Initial Closing Date").

                  12.2 Conditions to Obligations of the New Valley Parties. The obligations of the New Valley Parties hereunder are subject to the fulfillment, prior to or at any Closing, of each of the following conditions:

                           (a) All authorizations, consents, orders and
approvals of regulatory authorities and third parties, if any, necessary for the performance by the Company, Apollo and the New Valley Parties of this Agreement shall have been obtained.

                           (b) The representations and warranties of Apollo
contained in this Agreement shall be true and correct in all material respects at the date hereof and at and as of such Closing, with the same force and effect as if made at and as of such Closing Date (except that representations and warranties that by their terms speak as of such Closing Date shall be true and correct as of such date); and Apollo shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to such Closing.

                           (c) No action shall have been commenced in a court of
competent jurisdiction or by or before any governmental authority against any of the Company, Apollo or the New Valley Parties seeking to prohibit the transactions contemplated by this Agreement.

                  12.3 Conditions to Obligations of Apollo. The obligations of Apollo hereunder are subject to the fulfillment, prior to or at any Closing, of each of the following conditions:

                           (a) Except as set forth in Section 10.2(b), all
authorizations, consents, orders and approvals of regulatory authorities and third parties, if any, necessary for the performance by the Company and the New Valley Parties of their obligations under this Agreement shall have been obtained.

                           (b) The representations and warranties of the New
Valley Parties contained in this Agreement shall be true and correct in all material respects at the date hereof and at and as of such Closing, with the same force and effect as if made at and as of such Closing Date (except that representations and warranties that by their terms speak as of such Closing Date shall be true and correct as of such date); and the New Valley Parties shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to such Closing.

                           (c) No action shall have been commenced in a court of
competent jurisdiction or by or before any governmental authority against either the Company, Apollo or any of the New Valley Parties seeking to prohibit the transactions contemplated by this Agreement.

                           (d) There shall not have been any material adverse
change in the financial condition of the New Valley Parties since the date hereof.

                           (e) There shall not have occurred an event or events
that has or have a material adverse effect on the operations of Ducat Place II or the New Factory or the ability of any Member to perform its obligations with respect to such Closing.

                           (f) Expenditures for the New Factory and Ducat Place
III are within a 10% variance from the Budget.

                  12.4 Additional Conditions to Obligations of Apollo Satisfied at Initial Closing.

                           (a) Apollo received a legal opinion from Coudert
Brothers, special New York counsel to New Valley, in form and substance reasonably satisfactory to it, with respect to the due organization and good standing of New Valley, the due execution of this Agreement and the Pledge Agreement by New Valley, the organization of the Company, and such other matters as have been reasonably requested by it.

                           (b) Apollo's counsel received a legal opinion from
Coudert Brothers, special New York counsel to New Valley, with respect to the beneficial ownership of the Assets by the Company pending their transfer to the Russian LLC.

                           (c) The Company issued the Promissory Note.

                           (d) New Valley pledged 99.1% of the outstanding
shares of BrookeMil to Apollo as security for the Apollo Loan under the Pledge Agreement.

                           (e) The Company, Delaware LLC-3 and Brooke (Overseas)
entered into the Western Tobacco Investments LLC Limited Liability Company Agreement on terms unanimously approved by the Members.

                  12.5 Funding and Advance of Apollo Loan at Initial Closing. At the Initial Closing, (i) each of Apollo and the New Valley Parties funded their initial contributions to the Company as set forth in Section 2.4(b), and (ii) Apollo advanced the Apollo Loan to the Company.

                  12.6 Date, Time and Place of Initial Subsequent Closing. The closing of the transactions set forth in Section 2.4(c) hereof (the "Initial Subsequent Closing") shall take place on April 28, 1998 at the offices of Coudert Brothers, 1114 Avenue of the Americas, New York, NY 10036, or on such other date and time and at such other place as shall be mutually agreed by the parties hereto (the date and time of the Initial Subsequent Closing being referred to herein as the "Initial Subsequent Closing Date").

                  12.7 Transactions at Initial Subsequent Closing. Upon the satisfaction and/or waiver of the conditions to the Initial Subsequent Closing,
(a) the Apollo Loan shall be converted into Class A Interests as set forth in
Section 2.4(c); (b) the Promissory Note shall be cancelled; (c) the Pledge Agreement shall be terminated; and (d) the parties shall make additional capital contributions and shall be issued additional Interests as set forth in Section 2.4(c).

                  12.8 Additional Conditions to Obligations of Apollo at Initial Subsequent Closing.

                           (a) The Russian LLC shall have received a certificate
of ownership of Ducat Place II building from the Moscow Property Management Committee (or the state authorities that shall have assumed its functions with respect to issuing such certificates or equivalent documents) and shall have entered into a land lease agreement with the Moscow Land Committee (or the state authorities that shall have assumed its functions with respect to entering into such land lease agreements) with respect to land at Ducat Place II on essentially the same terms as the Land Lease Agreement, dated July 1, 1997, between the Government of the City of Moscow, as landlord, and BrookeMil, as tenant, demising the land at Ducat Place II.

                           (b) BrookeMil shall have entered into an agreement
with the Company to transfer to the Company or an entity designated by it all of BrookeMil's interest in the Russian LLC, except for such part of its interest that shall be redeemed by the Russian LLC in accordance with an agreement between the Russian LLC and BrookeMil entered into before the Initial Subsequent Closing or simultaneously with it, and less a 1% interest.

                           (c) The conditions set forth in Section 95.8 (h) and
(i) of the Participating Loan Agreement, as in effect on the date hereof, have been satisfied, unless otherwise agreed by the parties to the Participating Loan Agreement.

                  12.9 Second Subsequent Closing. The second Subsequent Closing (the "Second Subsequent Closing") shall take place on May 6, 1998. At the Second Subsequent Closing, Apollo shall contribute to the Company $7,900,000 in cash in exchange for 200 Class A Interests to be issued to Apollo and New Valley shall contribute $1,975,000 in expenditures as set forth in Section 2.4(d) in exchange for 200 Class B Interests to be issued to New Valley. At the Second Subsequent Closing, to the extent the sum of the amount of expenditures of the New Valley Parties with respect to Ducat Place II and Ducat Place III incurred since March 1, 1997 and set forth in Schedule 2.4(d) and of expenditures incurred by them after the Initial Closing Date on items set forth in the approved Budget exceeds $10,000,000, the New Valley Parties shall be reimbursed by the Company from the proceeds of the Initial Subsequent Closing for such expenditures in excess of $10,000,000 (to the extent the New Valley Parties provide to Apollo proper documentation substantiating such expenditures).

              12.10 Subsequent Closings. Upon written notice by the Board of Managers to each of Apollo and New Valley as set forth in Section 2.4(d) hereof, other subsequent closings (the "Other Subsequent Closings"; the Initial Subsequent Closing, the Second Subsequent Closing and the Other Subsequent Closings are collectively referred to herein as the "Subsequent Closings") shall be scheduled for purposes of funding additional contributions by each of Apollo and New Valley to the Company. At each of the Other Subsequent Closings, Apollo and New Valley shall fund additional contributions to the Company as set forth in Section 2.4 on the dates and in the amounts set forth in the written notice by the Board of Managers.

         13. Notices and Account Information for Distributions.

                  13.1 Notices. All notices required to be given hereunder shall be in writing and shall be deemed to have been properly given if sent by registered or certified mail, postage prepaid, or by telecopy, addressed as follows:

                           (a)      If to the Company:

                                    Western Realty Development LLC
                                    103 Springer Building, 3411 Silverside Road,
                                    Wilmington, Delaware 19103

                                    Attention: Richard J. Lampen
                                    Telephone: 305-579-8000
                                    Telecopy: 305-579-8009

                           (b)      If to Apollo:

                                    Apollo Real Estate
                                    Investment Fund III, L.P.
                                    c/o Apollo Real Estate Management III, L.P.
                                    1301 Avenue of the Americas
                                    New York, NY 10019

                                    Attention: John J. Hannan
                                    Telephone: (212) 261-4000
                                    Telecopy: (212) 261-3301

                                    Copy to:

                                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    590 Madison Avenue, 20th Floor
                                    New York, New York, 10022

                                    Attention:  Stephen M. Vine
                                    Telephone: (212) 872-1030
                                    Telecopy: (212) 872-1002

                           (c)      If to New Valley:

                                    New Valley Corporation
                                    100 S.E. Second Street, 32nd Floor
                                    Miami, FL 33131

                                    Attention: Bennett S. LeBow
                                    Telephone: 305-579-8000
                                    Telecopy: 305-579-8009

                                    Copy to:

                                    Coudert Brothers
                                    1114 Avenue of the Americas
                                    New York, New York, 10036

                                    Attention: Clyde E. Rankin, III
                                    Telephone: (212) 626-4740
                                    Telecopy: (212) 626-4120

                           (d)      If to BrookeMil:

                                    BrookeMil Ltd.
                                    P.O. Box 219
                                    Fifth Floor
                                    Butterfield House
                                    George Town, Grand Cayman, B.W.I.

                                    Attention:   Bennett S. LeBow, Chairman
                                    Telecopy:  (345) 949-4590

                                    Copy to:

                                    Coudert Brothers
                                    1114 Avenue of the Americas
                                    New York, New York, 10036

                                    Attention: Clyde E. Rankin, III
                                    Telephone: (212) 626-4740
                                    Telecopy: (212) 626-4120

Such notices shall be deemed to have been received five (5) days after deposit in the mail or within twenty-four (24) hours after transmission by telecopy. Any party may change the address to which notices shall be sent by notice in writing to the other parties as provided herein.

                  13.2 Account Information for Distributions. All distributions to the Members by the Company shall be made to the accounts of the Members as may be specified from time to time in a notice from the Members to the Company in accordance with Section 13.1.

         14. Miscellaneous.

                  14.1 Further Assurances. The parties will, in a timely manner and as required from time to time, take all such actions as may be necessary or appropriate to cause their Affiliates, the Company and the Affiliated Entities to implement the transactions contemplated by this Agreement and to ensure that such entities take all such actions as may be necessary to give full effect to the provisions of this Agreement and to refrain from taking any actions which would contravene the intent or the provisions of this Agreement.

                  14.2 Term of Agreement. This Agreement will continue in full force and effect until the earlier of (a) termination by mutual consent of the parties hereto, (b) the dissolution of the Company, or (c) termination by Apollo, in its sole discretion, on or before October 10, 1998, by written notice to the other Members, if the amendments to the foundation documents of the Russian LLC shall not have been registered with the State Registration Chamber of the Ministry of Economy of the Russian Federation and the Moscow Registration Chamber, or the state authorities that shall have assumed the registration functions currently performed by the above Registration Chambers, to reflect the ownership by Delaware LLC-2 of all the interests in the Russian LLC, less a 1% interest retained by BrookeMil and less any treasury interests owned by the Russian LLC, by September 30, 1998, provided that Apollo shall have complied, in all material respects, with the terms of this Agreement and shall have cooperated, in good faith, with the New Valley Parties, the Company and the Russian LLC in order to complete such registrations and shall have not taken any actions impeding or delaying such registrations.

                  14.3 Assignment. Except as provided in Section 9.2 hereof, this Agreement shall not be assigned by any party hereto without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of the parties hereto and shall be binding upon the successors and assigns of the parties hereto.

                  14.4 Amendment, Modification and Waiver. This Agreement shall be amended to include any person who acquires any Interests in the Company, provided that such person acquires such Interest in accordance with Section 2.6 hereof. This Agreement may be further modified, amended and supplemented only upon the unanimous approval of the Board of Managers as provided in Section 2.9 and the unanimous mutual written agreement of the parties hereto. Each party may waive any term, provision or condition intended for its benefit, provided that such waiver be in writing and be signed by the party so waiving.

                  14.5 Severability. If any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable under applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

                  14.6 Entire Agreement; Headings. This Agreement, including the schedules hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be changed, terminated or discharged orally. The headings appearing in this Agreement have been inserted solely for the convenience of the parties and shall be of no force or effect in the construction of the provisions of this Agreement.

                  14.7 Indemnification. Each party to this Agreement agrees to indemnify, defend and hold the other party free and harmless from and against, and to reimburse the other party on a current basis for, all claims, damages, expenses and liabilities of such other party arising from any breach of such indemnifying party of the terms of this Agreement, including, without limitation, reasonable legal expenses and attorneys' fees paid or incurred by the indemnified party in defense of any proceedings brought against such indemnified party individually or against such indemnified party and such indemnifying party (jointly or severally) arising out of any of the foregoing. The provisions of this Section 14.7 shall survive the termination of this Agreement and the representations and warranties given by the parties shall survive for the applicable statute of limitations.

                  14.8 Governing Law. This Agreement shall be governed by Delaware law, without regard to its conflict of laws principles, except with respect to the provisions establishing beneficial ownership of the Assets in favor of the Company, which shall be governed by New York law, without regard to its conflict of laws principles.

                  14.9 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or to the business and affairs of the Company or the rights and obligations of any of the Members shall be finally settled by binding arbitration to be conducted in New York, New York in accordance with the rules then in force of the American Arbitration Association, including the rules governing the appointment of arbitrators. Any final decision in any such arbitration proceeding shall be final and non-appealable and shall be binding on the parties thereto and enforceable in courts of competent jurisdiction without a further review on the merits.

                  14.10 Confidentiality. By executing this Agreement, each Member expressly agrees, at all times during the term of this Agreement, to maintain the confidentiality of, and not to disclose to any person not a party hereto, any information relating to the business, financial structure, financial position or financial results, clients or affairs of the Company, its Affiliates or Affiliated Entities that shall not be generally known to the public, except as otherwise required by applicable law or by any regulatory organization having jurisdiction. Except as provided by law, no press releases, announcements or other public disclosures related to this Agreement or the transactions contemplated herein will be issued or made, without the joint approval of Apollo and New Valley. Nothing in this Section shall be deemed to prohibit Apollo from making any disclosures regarding this Agreement or the transactions contemplated herein to any of its partners.

                  14.11 Counterparts. This Agreement may be executed by the parties in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

                  14.12 Fees and Expenses. All fees and expenses incurred in the negotiation, preparation and execution of this Agreement, including all exhibits hereto and all related documents shall be for the account of and payable by the party incurring them.

                  14.13 Future Business Opportunities.

                           (a) If any Member or any of its Affiliates (an
"Offering Party") has the opportunity to engage in any other business in Russia or to purchase or invest in any other business interests in Russia ("Russian Opportunities"), it shall promptly notify the other Members of such opportunity and the Members shall decide whether such opportunity shall be conducted by the Company or through a separate entity owned by the Members on a commercially reasonable basis substantially consistent with the terms of this Agreement, to be negotiated in good faith. The New Valley Parties hereby agree that, except as provided herein with respect to the Kremlin Sites (as defined below), with respect to Russian Opportunities in which any of the New Valley Parties or their respective Affiliates are the Offering Party, Apollo shall have the option to participate in any such Russian Opportunities on a commercially reasonable basis that is substantially consistent with this Agreement with respect to Apollo's percentage ownership interests in any venture formed by the Offering Party to invest in or develop such Russian Opportunity, to be negotiated in good faith. The Offering Party shall provide from time to time all material information relating to such Russian Opportunity (the "Information") that it has in its possession to the other Members, provided that such Members enter into any confidentiality arrangement as may be required by third parties. Each Member receiving such notice shall have the right to participate in such Russian Opportunity if it has responded within thirty (30) days of the receipt of the notice (the "Notice Period"); provided, however, that in the event of a material change in the Information, including, without limitation, with respect to the terms and/or governmental approvals regarding such Russian Opportunity, the Notice Period shall recommence with respect to such Russian Opportunity for an additional thirty (30) day period as of the date of the event of such material change. Apollo shall be considered an Offering Party only with respect to real estate opportunities originated by Apollo or its Affiliates.

                           (b) The New Valley Parties hereby agree that with
respect to BrookeMil's investment in two adjoining plots at Repin Square (Bolotnaya), Moscow (the "Kremlin Sites"), subject to the execution of mutually acceptable documentation, Apollo will co-invest with BrookeMil or any Affiliates of the New Valley Parties that may invest in and develop the Kremlin Sites (collectively, the "New Valley Entities") such that Apollo and the New Valley Entities will make an investment on a 75% and 25% basis, respectively, up to an aggregate amount of $25,000,000 in the venture or ventures that will be formed to invest in and develop the Kremlin Sites, and with respect to any distributions from such venture or ventures, Apollo and the New Valley Entities will agree to the following order of priority: (i) Apollo shall be entitled to a return of its capital invested plus a 20% rate of return compounded quarterly; (ii) the New Valley Entities will be entitled to a return of their capital invested plus a 20% rate of return compounded quarterly, and
(iii) any remaining distribution will be made 50% to Apollo, on the one hand, and the New Valley Entities, on the other.



            [The remainder of this page is intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have duly executed or caused their duly authorized officers to execute this Agreement as of the date and year first above written.



                               APOLLO REAL ESTATE
                               INVESTMENT FUND III, L.P.



                               By: Apollo Real Estate Advisors III, L.P.,
                                   its General Partner



                               By: Apollo Real Estate Capital Advisors
                                   III, Inc., its General Partner



                               By: /s/ Stuart Koenig
                                   --------------------------------------------
                               Name:  Stuart Koenig
                               Title: Vice President



                               NEW VALLEY CORPORATION



                               By: /s/ Bennett S. LeBow
                                   --------------------------------------------
                               Name:  Bennett S. LeBow
                               Title: Chairman of the Board and
                                        Chief Executive Officer


                               BROOKEMIL LTD.



                               By: /s/ Bennett S. LeBow
                                   --------------------------------------------
                               Name:  Bennett S. LeBow
                               Title: Chairman of the Board



                               WESTERN REALTY
                               DEVELOPMENT LLC


                               By: /s/ Bennett S. LeBow
                                   --------------------------------------------
                               Name:  Bennett S. LeBow
                               Title: Chairman of the Board

                                   Schedule A

                        To Western Realty Development LLC

                       Limited Liability Company Agreement

The following terms shall have the following definitions:

         "Act" shall mean the Delaware Limited Liability Company Act, as in effect on the date hereof, and as amended from time to time, or any successor law.

         "Adjusted Realized Equity Value" shall mean, with respect to any Interest, the capital contribution received by the Company for such Interest in cash or expenditures (provided, however, that for the purposes of this definition (i) all the expenditures set forth in Schedule 2.4(d) and (ii) any additional expenditures incurred by the New Valley Parties after the Initial Closing Date on items set forth in the approved Budget, to the extent the New Valley Parties (x) provide to Apollo proper documentation substantiating such additional expenditures and (y) have not been reimbursed for such expenditures in accordance with Section 12.7(v), will be deemed to have been contributed by New Valley to the Company at the time of the Initial Closing, irrespective of whether they are considered actually contributed for any other purposes) plus a 15% annual cumulative rate of return on such contribution compounded on a quarterly basis, less distributions or dividends in cash or the fair market value of distributions of property or in-kind distributions received by the Member in respect of such Interest as of the date such Adjusted Realized Equity Value is calculated.

         "Affiliate" shall mean, with respect to any person, a person or entity which directly or indirectly controls, is controlled by, or is under common control with, such person.

         "Affiliated Entity" shall mean the Russian LLC, Delaware LLC-2, any other direct or indirect wholly-owned subsidiary of the Company, Delaware LLC-3, Liggett-Ducat, LD Tobacco and any other entity (whether or not incorporated) in which any of the foregoing entities or the Company has or hereafter acquires a controlling interest.

         "Apollo" shall have the meaning ascribed thereto in the introductory paragraph hereof.

         "Apollo Loan" shall have the meaning ascribed thereto in Section 2.4(b) hereof.

         "Assets" shall have the meaning ascribed thereto in Section 2.4(e) hereof.

         "Assumed Liabilities" shall have the meaning ascribed thereto in
Section 2.4(e) hereof.

         "Board" or "Board of Managers" shall have the meaning ascribed thereto in Section 2.9 hereof.

         "Brooke" shall mean Brooke (Overseas) Ltd. or any of its Affiliates.

         "Brooke (Overseas)" shall have the meaning ascribed thereto in the fifth "WHEREAS" clause hereof.

         "BrookeMil" shall have the meaning ascribed thereto in the introductory paragraph hereof.

         "Budget" shall have the meaning ascribed thereto in Section 2.9(i) hereof.

         "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks are authorized by law to close in New York City or Moscow.

         "Class A Distribution Amount" shall have the meaning ascribed thereto in Section 2.7(a) hereof.

         "Class A Distribution Period" shall have the meaning ascribed thereto in Section 2.7(a) hereof.

         "Class A Interests" shall have the meaning ascribed thereto in Section 2.4(a) hereof.

         "Class A Liquidation Preference" shall have the meaning ascribed thereto in Section 2.7(b) hereof.

         "Class B Distribution Amount" shall have the meaning ascribed thereto in Section 2.8(a) hereof.

         "Class B Distribution Period" shall have the meaning ascribed thereto in Section 2.8(a) hereof.

         "Class B Interests" shall have the meaning ascribed thereto in Section 2.4(a) hereof.

         "Class B Liquidation Preference" shall have the meaning ascribed thereto in Section 2.8(b) hereof.

         "Class C Interests" shall have the meaning ascribed thereto in Section 2.4(a) hereof.

         "Closing" shall have the meaning ascribed thereto in Section 12 hereof.

         "Closing Date" shall have the meaning ascribed thereto in Section 12 hereof.

         "Company" shall have the meaning ascribed thereto in the introductory paragraph hereof.

         "Delaware LLC-2" shall have the meaning ascribed thereto in the second "WHEREAS" clause hereof.

         "Delaware LLC-3" shall have the meaning ascribed thereto in the second "WHEREAS" clause hereof.

         "Dissolving Member" shall have the meaning ascribed thereto in Section
9.4 hereof.

         "Ducat II Leases" shall have the meaning ascribed thereto in Section 10.3(l) hereof.

         "Ducat III Land Lease" shall have the meaning ascribed thereto in
Section 10.3(b) hereof.

         "Ducat Place II" shall have the meaning ascribed thereto in the second "WHEREAS" clause hereof.

         "Ducat Place III" shall have the meaning ascribed thereto in the second "WHEREAS" clause hereof.

         "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended and as hereafter amended, or any successor law.

         "Event of Force Majeure" means any unforeseeable event as a result of which a Member shall be rendered unable in whole or in part to carry out any covenant, agreement, obligation or undertaking hereunder to be kept or performed by such party. The term "force majeure" shall include acts of God, governmental action (whether in its sovereign or contractual capacity), fire, flood, or other catastrophes, national emergencies (including political and economic emergencies), insurrections, riots, wars, strikes, labor disputes or actions or other similar causes, not within the control of the party claiming force majeure and which by the commercially reasonable exercise of due diligence or the commercially reasonable payment of money such party is unable to overcome.

         "Initial Closing" shall have the meaning ascribed thereto in Section
12.1 hereof.

         "Initial Closing Date" shall have the meaning ascribed thereto in
Section 12.1 hereof.

         "Initial Subsequent Closing" shall have the meaning ascribed thereto in
Section 12.6 hereof.

         "Initial Subsequent Closing Date" shall have the meaning ascribed thereto in Section 12.6 hereof.

         "Information" shall have the meaning ascribed thereto in Section 14.13(a) hereof.

         "Interests" shall have the meaning ascribed thereto in Section 2.4(a) hereof.

         "Kremlin Sites" shall have the meaning ascribed thereto in Section 14.13(b)

         "Land Leases" shall have the meaning ascribed thereto in Section 10.3(d) hereof.

         "Late Payment Interest" shall have the meaning ascribed thereto in
Section 2.4(f) hereof.

         "LD Tobacco" shall mean Liggett-Ducat Tobacco Ltd., a Russian closed joint stock company.

         "Liggett-Ducat" shall mean Liggett-Ducat Ltd., a Russian joint stock company.

         "Loan Default" shall have the meaning ascribed thereto in Section 2.10(a) hereof.

         "Material Contracts" shall have the meaning ascribed thereto in Section 10.3(p) hereof.

         "Member" shall have the meaning ascribed thereto in the introductory paragraph hereof.

         "New Factory" shall mean a new cigarette factory to be located at Kashirskoye Shosse, Moscow, Russian Federation, to be constructed by LD Tobacco.

         "New Factory Land Lease" shall have the meaning ascribed thereto in
Section 10.3(c) hereof.

         "New Valley" shall have the meaning ascribed thereto in the introductory paragraph hereof.

         "New Valley Entities" shall have the meaning ascribed thereto in
Section 14.13(b) hereof.

         "New Valley Parties" shall have the meaning ascribed thereto in the introductory paragraph hereof.

         "Notice Period" shall have the meaning ascribed thereto in Section 14.13(a) hereof.

         "Offering Party" shall have the meaning ascribed thereto in Section 14.13(a) hereof.

         "Old Factory" shall mean the existing cigarette factory located in Moscow at Ul. Gasheka 6.

         "Other Subsequent Closings" shall have the meaning ascribed thereto in
Section 12.10 hereof.

         "Participating Loan Agreement" shall have the meaning ascribed thereto in the fifth "WHEREAS" clause hereof.

         "Payment Default" shall have the meaning ascribed thereto in Section 2.4(f) hereof.

         "Pledge Agreement" shall have the meaning ascribed thereto in Section 2.4(b) hereof.

         "Promissory Note" shall have the meaning ascribed thereto in Section 2.4(b) hereof.

         "Properties" shall mean Ducat Place II, Ducat Place III, the New Factory and any other property to which the Company or any Affiliated Entity has or hereafter acquires rights.

         "Russian Bank Loan" shall mean a loan from a Russian bank for the construction of the New Factory in the principal amount of $20,000,000, to be secured by the shares and assets of Liggett- Ducat and LD Tobacco and guaranteed by Brooke.

         "Russian LLC" shall have the meaning ascribed thereto in the second "WHEREAS" clause hereof.

         "Russian Opportunities" shall have the meaning ascribed thereto in
Section 14.13(a).

         "Second Subsequent Closing" shall have the meaning ascribed thereto in
Section 12.9 hereof.

         "Subsequent Closings" shall have the meaning ascribed thereto in
Section 12.10 hereof.

                                                                   Exhibit 10.2














                                 U.S.$20,000,000


                          PARTICIPATING LOAN AGREEMENT



                                      Among


                         WESTERN REALTY DEVELOPMENT LLC,


                         WESTERN TOBACCO INVESTMENTS LLC


                                       and


                             BROOKE (OVERSEAS) LTD.



                           Dated as of April 28, 1998

                          PARTICIPATING LOAN AGREEMENT


         THIS PARTICIPATING LOAN AGREEMENT is entered into as of April 28, 1998, by and among Western Realty Development LLC, a Delaware limited liability company with offices at 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19103 (the "Lender"), Western Tobacco Investments LLC, a Delaware limited liability company with offices at 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19103 (the "Borrower"), and Brooke (Overseas) Ltd., a Delaware corporation with offices at 100 S.E. Second Street, 32nd Floor, Miami, Florida ("Brooke (Overseas)").

                              W I T N E S S E T H :

         WHEREAS, the Lender, Apollo Real Estate Investment Fund III, L.P., a Delaware limited partnership ("Apollo"), New Valley Corporation, a Delaware corporation ("New Valley"), and BrookeMil Ltd., a Cayman Islands company ("BrookeMil"), have entered into that certain Amended and Restated Western Realty Development LLC Limited Liability Company Agreement (Second Restatement), dated as of February 20, 1998 (the "Joint Venture-I Agreement"), and Apollo, New Valley and BrookeMil are members of the Lender;

         WHEREAS, the Lender, Brooke (Overseas) and the Borrower have entered into that certain Western Tobacco Investments LLC Limited Liability Company Agreement, dated as of February 27, 1998 (the "Joint Venture-II Agreement"), and the Lender was issued 16,500 interests in the Borrower and Brooke (Overseas) was issued 38,500 interests in the Borrower (each such interest, an "Interest");

         WHEREAS, the Joint Venture-I Agreement contemplates the execution of this Agreement;

         WHEREAS, the Borrower wishes to borrow from the Lender and the Lender wishes to lend to the Borrower $9,000,000 as part of the facility extended hereunder; and

         WHEREAS, the parties wish to convert the 16,500 Interests in the Borrower held by the Lender into a portion of the loan hereunder and to terminate the Lender's membership in the Borrower and the existing Joint Venture-II Agreement;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Defined Terms.

                  Capitalized terms not otherwise defined herein shall have the meanings set forth on Schedule A.

         2. Loan.

                  2.1 Agreement to Lend. Subject to the satisfaction of the conditions set forth in Section 4.3, the Lender agrees to extend a loan (the "Loan") to the Borrower in the aggregate principal amount of Twenty Million Dollars (U.S.$20,000,000), consisting of the First Advance (as hereinafter defined) and the Second Advance (as hereinafter defined). The Loan shall bear no fixed interest. The Loan shall bear contingent participating interest equal to 30% of all distributions made by the Borrower to Brooke (Overseas), starting from the time when the principal amount of the Loan has been repaid. Subject to
Schedule 2.1, the principal of the Loan, and, after the payment of the principal, the contingent participating interest, shall be payable in installments at such times as distributions, if any, are made by the Borrower to Brooke (Overseas), in the amount of 30% of such distributions (with Brooke (Overseas) retaining 70% of such distributions). Solely for the purpose of calculating the amount of each such payment of principal or the contingent participating interest, as the case may be, of the Loan under this Section 2.1, any debt service payments with respect to the Russian Bank Loan (as hereinafter defined) shall be counted as distributions to Brooke (Overseas) from the Borrower. However, no payments under the Loan shall be due until actual distributions (other than debt service payments under the Russian Bank Loan) have been made to Brooke (Overseas). The debt service payments under the Russian Bank Loan shall be debited against the amounts of distributions to be retained by Brooke (Overseas). The Loan shall become due and payable upon the dissolution of the Borrower (the "Maturity Date").

                  2.2 Subordination of Loan. Any rights of the Lender and payments from the Borrower to the Lender hereunder shall be subordinate to the rights of any and all other creditors of the Borrower and, except as provided in
Section 7.2(c), shall be equal in priority with any payments made to Brooke (Overseas) as a member of the Borrower.

                  2.3 First Advance. At the Closing, 16,500 Interests in the Borrower owned by the Lender shall be converted into a portion of the Loan in the principal amount of $11,000,000 (such portion of the Loan, the "First Advance"). Upon such conversion, the First Advance shall be deemed disbursed, all the Interests of the Lender in the Borrower shall be deemed cancelled, the Joint Venture-II Agreement shall be terminated and replaced by the Western Realty Tobacco LLC Limited Liability Company Agreement dated as of the date hereof in the form attached hereto as Exhibit A, and Brooke (Overseas) shall become the sole member of the Borrower.

                  2.4 Disbursement of Second Advance. At the Closing, the remaining portion of the Loan in the amount of $9,000,000 (the "Second Advance") shall be disbursed by wire transfer in immediately available funds to such bank account of the Borrower and/or Brooke (Overseas) as shall be specified in a notice from the Borrower to the Lender delivered at least one Business Day prior to the Closing Date.

                  2.5 Payments. Payment of all sums under this Agreement by the Borrower to the Lender shall be made to the account of the Lender as may be specified from time to time in a notice from the Lender to the Borrower in accordance with Section 10.

                  2.6 Proceeds. The proceeds from the Loan hereunder shall be used as follows: (i) the proceeds shall be first applied to pay to Brooke (Overseas) the amount of the expenditures incurred by Brooke (Overseas) since
March 1, 1997 through the date of the Closing in connection with the construction of the New Factory (the "Reimbursement Amount"), limited to (x) the amount of expenditures incurred through the date of this Agreement set forth in
Schedule 2.6 and (y) the amount of other expenditures incurred after the date of this Agreement, provided that such expenditures that are not set forth on
Schedule 2.6 or that do not constitute items on the approved Budget shall be subject to approval by the Lender; the Reimbursement Amount shall be paid to Brooke (Overseas) or to its order by wire transfer in immediately available funds to the account specified in the wire instructions, which wire instructions shall have been submitted to the Borrower by Brooke (Overseas) no later than one Business Day prior to the Closing Date; and (ii) only if, and after the Reimbursement Amount has been paid in full to Brooke (Overseas), the remaining amount shall be used for the construction of the New Factory, purchase of land lease rights for the New Factory and acquisition of related equipment.

         3. Pledge Agreement.

                  Obligations of the Borrower and Brooke (Overseas) under
Section 8.8 of this Agreement shall be secured by a pledge agreement between Brooke (Overseas) and the Lender, acknowledged by the Borrower, substantially in the form attached hereto as Exhibit B (the "Pledge Agreement"), granting the Lender a security interest in 84% of the Interests owned by Brooke (Overseas).

         4. Closing.

                  4.1 Date, Time and Place of Closing. The closing of the transactions contemplated herein (the "Closing," the date of the Closing being referred to herein as the "Closing Date") shall take place on April 28, 1998 at 10:00 a.m. at the offices of Coudert Brothers, 1114 Avenue of the Americas, New York, NY 10036, or on such other date and time and at such other place as shall be mutually agreed by the parties hereto.

                  4.2 Conditions to Obligations of Lender. The obligations of the Lender hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                           (a) All authorizations, consents, orders and
approvals of regulatory authorities and third parties, if any, necessary for the performance by the Borrower and Brooke (Overseas) of their obligations under this Agreement shall have been obtained.

                           (b) The representations and warranties of the
Borrower and Brooke (Overseas) contained in this Agreement shall be true and correct in all material respects at the date hereof and at and as of the Closing, with the same force and effect as if made at and as of the Closing Date (except that representations and warranties that by their terms speak as of the Closing Date shall be true and correct as of such date); and Brooke (Overseas) shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

                           (c) No action shall have been commenced in a court of
competent jurisdiction or by or before any governmental authority against either the Borrower, the Lender or Brooke (Overseas) seeking to prohibit the transactions contemplated by this Agreement.

                           (d) There shall not have been any material adverse
change in the financial condition of the Borrower or Brooke (Overseas) since the date hereof.

                           (e) There shall not have occurred an event or events
that has or have a material adverse effect on the operations of the New Factory.

                           (f) Expenditures for the New Factory are within a 10%
variance from the Budget.

                           (g) Conditions to the obligations of Apollo at the
Initial Subsequent Closing under the Joint Venture-I Agreement shall have been satisfied.

                           (h) Brooke (Overseas) shall have contributed 95.8% of
the shares of Liggett-Ducat to the Borrower.

                           (i) The Pledge Agreement shall have been entered into
by the parties thereto.

                  4.3 Transactions at Closing. Upon satisfaction of all the conditions to the Closing set forth in Section 4.2, the transactions described in Sections 2.3 and 2.4 hereof shall take place.



         5. Covenants.

                  5.1 Approval by Lender. Without the consent of the Lender, neither Brooke (Overseas), in its capacity as the sole member of the Borrower, nor the Borrower, in its capacity as a direct or indirect shareholder, member or participant of any Affiliated Entity, shall vote or otherwise approve a decision to:

                           (a) amend the constituent documents of the Borrower
and adopt or amend the constituent documents of any Affiliated Entity or waive any provisions hereof or thereof;

                           (b) unless specified in the approved Budget (as
hereinafter defined) and except as otherwise provided herein, sell, transfer, assign, grant a right to use, a right of first refusal, an option or a similar right, or otherwise dispose of (i) any of the Properties, or any rights thereto or interests therein (including but not limited to ownership rights, leasehold interests (whether as landlord or tenant), rights to use or easements) or (ii) any asset (or group of assets in a transaction or series of transactions) the cost or fair market value (whichever is greater) of which exceeds $100,000 individually or $500,000 in the aggregate in any given year, except as permitted by Section 7;

                           (c) unless specified in the approved Budget, borrow,
issue guarantees or assume other contingent obligations to pay money in an amount which exceeds in the aggregate $100,000 outstanding at any given time;

                           (d) unless specified in the approved Budget, grant a
security interest or otherwise encumber (i) any of the Properties or any rights thereto or interests therein (including but not limited to ownership rights, leasehold interests (whether as landlord or tenant), rights to use or easements), or (ii) any asset (or group of assets in a transaction or series of transactions) the cost, fair market value or value assigned in such transaction(s) (whichever is greater) of which exceeds $100,000 at any one time or $500,000 in the aggregate in any given year;

                           (e) take any actions regarding registration of the
Interests in the Borrower or interests in any Affiliated Entity necessary for a public offering;

                           (f) merge, reorganize or consolidate the Borrower or
any Affiliated Entity with any other corporation or entity unless the surviving entity shall be the Borrower or such other Affiliated Entity, respectively, or the Borrower or other Affiliated Entity is merged, reorganized or consolidated with an Affiliate thereof;

                           (g) dissolve voluntarily the Borrower or any
Affiliated Entity or revoke voluntary dissolution proceedings or terminate, liquidate or wind up the Borrower or any Affiliated Entity;

                           (h) change materially the principal businesses
conducted by the Borrower or any Affiliated Entity;

                           (i) approve the annual budget and business plan,
including capital expenditures, of the Borrower (collectively, the "Budget"), which Budget shall incorporate the annual budgets and business plans of Liggett-Ducat and LD Tobacco, as well as any contributions or resources to be made available by the Borrower to any other Affiliated Entity;

                           (j) unless specified in the approved Budget, make or
incur, or enter into a contractual commitment to make or incur expenditures or financial obligations which exceed $250,000 individually or $1,000,000 in the aggregate in any calendar year;

                           (k) unless specified in the approved Budget, purchase
ownership interests, leasehold interests, rights to use, easements or other rights to or interests in the Properties or elsewhere for the price exceeding $100,000 in each particular transaction or exceeding $500,000 in the aggregate in any given year, including approval of agreements with respect to acquiring such rights, or waive any rights of first refusal, preemptive or similar rights relating to the purchase of any such rights to or interest in such Properties or elsewhere;

                           (l) enter into, modify, renew, terminate or grant any
material waiver relating to any significant leases and other material contracts other than contracts in the ordinary course of business with trade counterparties;

                           (m) enter into any transaction with a party that is
related to Brooke (Overseas) or its Affiliate, excluding transactions in the ordinary course of business of the Borrower or an Affiliated Entity on an arm's-length basis involving amounts which shall not exceed $250,000 per transaction or series of transactions and excluding transactions in the ordinary course of business of Liggett-Ducat involving Liggett Group Inc. on an arm's-length basis; provided that written notice of all such transactions or series of transactions involving more than $100,000, together with a description of the material terms thereof, shall be promptly furnished to the Lender and Apollo;

                           (n) commence or settle any litigation, arbitration or
other dispute, the result of which could have a material adverse effect on the business, financial condition or prospects of the Borrower or any Affiliated Entity;

                           (o) resolve tax or other governmental proceedings or
disputes relating to the Borrower or any Affiliated Entity;

                           (p) establish, acquire, dispose of or transfer any
subsidiary or any interest in any subsidiary or other entity (whether or not incorporated) or make any investment in any business venture or enterprise (whether or not incorporated), other than as contemplated in the approved Budget;

                           (q) change the outside accountants of the Borrower or
any Affiliated Entity (the Lender agrees that the initial outside accountants of the Borrower shall be Coopers & Lybrand LLP);

                           (r) issue, sell, transfer, assign or otherwise
dispose of any shares, capital stock, securities or interests of or owned by the Borrower or any Affiliated Entity, or change the ownership structure of the Borrower or any Affiliated Entity;

                           (s) make a decision not to distribute all available
cash (to the extent such distributions are permitted by applicable law) of (i) the Borrower to Brooke (Overseas), with a corresponding payment under the Loan as set forth in Section 2.1, or (ii) an Affiliated Entity to its shareholders, members or participants, as applicable, except as permitted under Sections 2.6 and 6;

                           (t) except as contemplated in the approved Budget or
as set forth herein, use any part of the New Factory or any other Property as collateral for the purpose of any development other than its own development, or use the proceeds from refinancing or sale with respect to the New Factory or any other Property other than for budgeted capital expenditures involving the same Property that generated such proceeds;

                           (u) retain any officer of the Borrower or any
Affiliated Entity notwithstanding fraud, bad faith, gross negligence, criminal conviction or plea, and a final, non-appealable finding of or consent to injunction with respect to violations of antifraud or antimanipulative provisions of securities, commodities or banking laws by a court of competent jurisdiction;

                           (v) unless specified in the approved Budget, use the
proceeds of the Loan other than as set forth in Section 2.6;

                           (w) replace the Chairman of the Board of Managers of
the Borrower (the Lender agrees that Bennett S. LeBow is currently the Chairman) or any of the following officers of the Borrower: the President, the Chief Financial Officer and the Secretary (the Lender agrees that Ronald J. Bernstein is currently the President, Stewart Hainsworth is the Chief Financial Officer and Richard J. Lampen is the Secretary of the Borrower);

                           (x) appoint any senior executive officer of an
Affiliated Entity (the Lender agrees that currently Ronald J. Bernstein is the General Director of LD Tobacco and of Liggett-Ducat);

                           (y) unless specified in the approved Budget, pay any
salaries to employees of Brooke (Overseas), other than to the employees involved in day-to-day business operations in Russia (the latter category including, among others, Ronald J. Bernstein and Stewart Hainsworth); and

                           (z) unless specified in the approved Budget, pay the
salaries of the officers of the Borrower and each Affiliated Entity.

                           The approval of the Lender with respect to any
matters set forth in this Section 5.1 shall not be unreasonably withheld or delayed.

                           All figures set forth in this Section 5.1 shall be
determined on a consolidated basis in accordance with U.S. generally accepted accounting principles, consistently applied. To the extent that any amounts or payments are incurred in any currency other than U.S. dollars, such amounts or payments shall, for purposes of such calculation, be converted into U.S. dollars on the date of the conclusion of the transaction at the official exchange rate of such country (which, for purposes of the ruble, shall be considered to be the MICEX rate at the opening of business in Moscow on such date).

                  5.2 Books and Records; Audited Financial Statements. (a) The year-end balance sheet, statement of operations and statement of change in financial position shall be audited each year by the independent certified public accountants of the Borrower, whose written report shall be provided to the Lender no later than sixty (60) days after the end of each fiscal year.

                           (b) The Borrower shall cause each Affiliated Entity,
in addition to maintaining its books and accounts in accordance with the law of the applicable jurisdiction, to prepare its financial statements in accordance with U.S. generally accepted accounting principles, consistently applied. The year-end balance sheet, statement of operations and statement of change in financial position shall be audited each year by Coopers & Lybrand LLP or another firm of independent certified public accountants selected subject to the provision of Section 5.1(q), and the Borrower shall provide the written report of such accountants to the Lender. The Borrower shall cause each Affiliated Entity to prepare all tax returns as soon as practicable after the end of each fiscal year.

                  5.3 Other Reports. In addition to annual audited financial statements, each fiscal quarter the President of the Borrower shall prepare and distribute to the Lender a report including unaudited quarterly financial statements.

                  5.4 Access. (a) The Borrow shall provide to the Lender, at the cost of the Lender, together with its lawful agents, attorneys and representatives access to the books and records and facilities and senior management of the Borrower and each Affiliated Entity during all normal business hours. The Lender and Apollo shall have access in Miami, Florida to the books and records of the Borrower and in Moscow, Russia and Miami, Florida to the books and records of each Affiliated Entity.

                           (b) The Borrower shall permit the Lender and Apollo
to be kept informed, consult with and advise management of each Affiliated Entity with regard to any material developments in or affecting each Affiliated Entity's business; to discuss business operations, properties and the financial or other condition of each Affiliated Entity with its officers, employees and any relevant management committee; to consult with and advise management on significant business issues; and to meet regularly with management for such consultation and advice.

                           (c) The Borrower shall permit the Lender, upon the
Lender's written request and subject to the provisions of applicable law, to appoint one (1) member of the management committee or board of directors, as applicable, of each Affiliated Entity, and to dismiss and replace such member at any time.

                  5.5 Business Plan and Budget. The Borrower shall provide to the Lender a proposed annual Budget, which shall include information with respect to the operation of the business to be conducted by each Affiliated Entity for each fiscal year, at least thirty (30) days before the beginning of such fiscal year. Such Budget shall include estimates of anticipated capital calls. The initial Budget, for the year 1998, is annexed hereto as Schedule 5.5. The Lender shall approve the Budget as provided in Section 5.1 hereof. The day-to-day operations of the Borrower and each Affiliated Entity shall be conducted by the officers of the Borrower within 10% variances from the Budget approved by the Lender.

                  5.6 Restrictions on Operations of Old Factory. The Borrower shall ensure that, from the date hereof until the construction of the New Factory is completed and the New Factory is operational, during the contemplated period of operation of the Old Factory, unless specified in the Budget or otherwise, each of Liggett-Ducat and LD Tobacco, as the case may be, shall:

                           (a) conduct the operations of the Old Factory in the
ordinary course of business consistent with past practice, including without limitation maintaining inventory and supplies;

                           (b) use its best efforts to (i) preserve its present
business operations, organization (including, without limitation, management and sales force) and goodwill and (ii) preserve its present relationship with persons with whom it has business dealings;

                           (c) maintain (i) all of its assets and Properties in
their current condition, ordinary wear and tear excepted, and (ii) insurance upon all of its Properties and assets in such amounts and of such kinds comparable to that in effect on the date of this Agreement (with insurers of substantially the same or better financial condition);

                           (d) (i) maintain its books, accounts, and records in
the ordinary course of business consistent with past practice, (ii) continue to collect accounts receivable and pay accounts payable utilizing normal business practices for the collection and payment thereof and (iii) continue to comply with all its contractual and other obligations;

                           (e) refrain from (i) directly or indirectly,
redeeming, purchasing or otherwise acquiring any of its capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities); or (ii) except as expressly contemplated herein, authorizing, issuing or entering into any agreement providing for the issuance (contingent or otherwise) of (1) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or
(2) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities);

                           (f) refrain from acquiring any interest in any
company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or entering into any joint venture; and

                           (g) refrain from entering into the ownership, active
management or operation of any business other than the business conducted in connection with the Old Factory.

         6. Arrangement of Russian Bank Loan. Brooke (Overseas) shall arrange a loan from a Russian bank on terms that shall not differ materially from those set forth on Schedule 6 (the "Russian Bank Loan") for construction of the New Factory in the principal amount of $20,000,000, to be secured by the shares and assets of Liggett-Ducat and LD Tobacco, no later than July 1, 1998, it being agreed that neither Western Realty Development LLC nor Western Realty Investments LLC shall be the primary obligor under the Russian Bank Loan. Any cash revenues generated by the operations of Liggett-Ducat and LD Tobacco payable or distributable to the Borrower and payable to the Lender hereunder shall be used first to make any payments due under the Russian Bank Loan.

         7. Sale of Assets of Borrower and Sale of Interests.

                  7.1 Sale of Assets.

                           (a) At any time after the completion of the
construction of the New Factory, Brooke (Overseas) shall have the right to sell, or cause to be sold, the New Factory without the consent of the Lender or Apollo, provided that (x) the cash price payable in one lump sum at the closing of such sale shall be no less than $175,000,000; and (y) the New Factory is sold to one or more purchasers through an auction process conducted by an internationally recognized investment bank or real estate brokerage firm.

                           (b) At any time after February 20, 2005, Apollo shall
have the right to require the sale, without the consent of the Borrower or Brooke (Overseas), of the New Factory, provided that (x) the cash price payable in one lump sum at the closing of such sale shall be no less than $175,000,000; and (y) the New Factory is sold to one or more purchasers through an auction process conducted by an internationally recognized investment bank or real estate brokerage firm.

                           (c) In the event of a material breach by Brooke
(Overseas) with respect to the provisions of Section 2.1 or Section 5.1(a)-(u) hereof, which material breach remains uncured sixty (60) days after receipt by Brooke (Overseas) of written notice from the Lender setting forth in detail the alleged default, then the Lender shall have the right to require the sale of the New Factory, provided that (x) the cash price payable in one lump sum at the closing of such sale shall be no less than $165,000,000; and (y) the New Factory is sold to one or more purchasers through an auction process conducted by an internationally recognized investment bank or real estate brokerage firm.

                           (d) In the event of (A) the failure of Brooke
(Overseas) to secure or provide the Russian Bank Loan or to arrange other financing on terms that shall not differ materially from those set forth on
Schedule 6 by July 1, 1998 or (B) a payment default by Liggett-Ducat and Brooke (Overseas), as guarantor, under the

Russian Bank Loan which default results in the acceleration of all amounts due thereunder or the commencement of enforcement proceedings by the bank against Liggett-Ducat under the Russian Bank Loan (a "Russian Loan Default"), then, in each such instance, Apollo shall have the right to require the sale, without the consent of the Borrower or Brooke (Overseas), of all of the assets of the Borrower, directly or indirectly held, including but not limited to, the New Factory, Liggett-Ducat and LD Tobacco, provided that (x) the sale shall be on commercially reasonable terms; and (y) prior to entering into a definitive agreement with respect to any such sale, Brooke (Overseas) shall not have secured or provided the Russian Bank Loan or arranged other financing on terms that shall not differ materially from those set forth on Schedule 6, or Liggett-Ducat or Brooke (Overseas) shall not have cured the Russian Loan Default, whether by payment, purchase or refinancing of the Russian Bank Loan or otherwise, provided the Russian Loan Default can be cured at any time as long as after it has been cured the Borrower shall have the same ownership rights and use of the New Factory as it had prior to the occurrence of the Russian Loan Default.

                           (e) In the event Apollo has terminated the Joint
Venture-I Agreement in accordance with Section 14.2(c) thereof, then Apollo shall have the right to require the sale, without the consent of Brooke (Overseas), of all of the assets of the Borrower, directly or indirectly held, including but not limited to, the New Factory, Liggett-Ducat and LD Tobacco, provided that (x) the sale shall be on commercially reasonable terms; and (y) prior to entering into a definitive agreement with respect to any such sale, the grounds for such termination by Apollo under such Section 14.2(c) of the Joint Venture-I Agreement shall not have been eliminated.

                           (f) Subject to Schedule 2.1 and to the prior
repayment in full of the Russian Bank Loan, in the event of the sale (or other cash distribution as a result of a substantial refinancing) of the New Factory, whether under this Section 7.1 or otherwise, the Lender shall be entitled to receive an amount equal to the Adjusted Realized Value of the Loan before any proceeds shall be distributed to Brooke

(Overseas), and thereafter 70% of the remaining proceeds shall be distributed to Brooke (Overseas) and 30% to the Lender.

                  7.2 Sale of Interests.

                           (a) Notwithstanding any provisions of this Agreement
to the contrary, at any time after the completion of the construction of the New Factory, Brooke (Overseas) shall have the right to sell all of its Interests in the Borrower without the consent of the Lender or Apollo, provided that (x) the cash price payable in one lump sum at the closing of the sale of all the Interests in the Borrower shall be no less than $175,000,000; and (y) the Interests of Brooke (Overseas) are sold to one or more purchasers through an auction process conducted by an internationally recognized investment bank or real estate brokerage firm. In the event Brooke (Overseas) elects to exercise such right to sell all of its Interests in the Company, it shall send to the Lender and Apollo a written notice of such election at least sixty (60) days prior to the closing of such sale, and the Lender shall have the right (exercisable by Apollo without the consent of any other member of the Lender) and, at the request of Brooke (Overseas), the Lender shall be obligated, to sell all of the Lender's Rights (as hereinafter defined) within sixty (60) days of receipt of such notice to the same purchaser or group of purchasers as Brooke (Overseas) on the same terms and conditions as Brooke (Overseas).

                           (b) In the event Apollo has terminated the Joint
Venture-I Agreement in accordance with Section 14.2(c) thereof, then Apollo shall have the right to require the sale, without the consent of the Borrower or Brooke (Overseas), of all of the Interests in the Borrower and all the Lender's Rights, provided that (x) the sale shall be on commercially reasonable terms; and (y) prior to entering into a definitive agreement with respect to any such sale, the grounds for such termination by Apollo under such Section 14.2(c) of the Joint Venture-I Agreement shall not have been eliminated.

                           (c) Subject to Schedule 2.1 and to the prior
repayment in full of the Russian Bank Loan, in the event of the sale (or other cash distribution as a result of a substantial refinancing) of all the Interests in the Borrower and the Lender's Rights, under this Section 7.2 or otherwise, the Lender shall be entitled to receive the Adjusted Realized Value of the Loan before any proceeds shall be distributed to Brooke (Overseas), and thereafter 70% of the remaining proceeds shall be distributed to Brooke (Overseas) and 30% to the Lender.

                  7.3 Limitations on Right to Sell Interests. Except as contemplated by this Section 7 and Section 8 and except for pledges of Interests, Brooke (Overseas) agrees not to transfer all or any of its Interests in the Borrower, and Brooke (Overseas) shall hold its Interests and, by accepting the same upon original issue, upon distributions or upon subsequent transfer, agrees for itself, its successors, legal representatives and assigns that the Interests shall not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered, whether voluntarily or involuntarily, by operation of law, legal proceedings or otherwise, other than as provided in this
Section 7 and Section 8. In the event an involuntary lien or encumbrance is placed on the Interests, Brooke (Overseas) shall not be in violation of this provision if it discharges or causes to be discharged such lien or encumbrance within a period of sixty (60) days from the placement or occurrence thereof.

                  7.4 Transfers to Affiliates. Brooke (Overseas) may transfer its Interests in the Borrower to an Affiliate, except where prohibited by applicable laws or where in the reasonable judgment of the Lender such transfer would have a material adverse effect on the business of the Borrower or the Lender. In the event Brooke (Overseas) wishes to transfer its Interests to an Affiliate under this Section 7.4, it shall first notify the Lender in writing of such proposed transfer. The Lender shall make its determination as to whether such transfer would have a material adverse effect on the business of the Borrower or the Lender within ten (10) days of receiving such notice and shall notify Brooke (Overseas) in writing of its determination. It is a condition to any such transfer that the transferee become a signatory to this Agreement and agree to perform all of the obligations of the transferor hereunder.

                  7.5 Change of Control. In the event of a change in control of Brooke (Overseas), the Lender shall have the right to adopt all the management decisions with respect to the Borrower instead of Brooke (Overseas) and to purchase all the Interests of Brooke (Overseas) at a price equal to the Adjusted Realized Value of such Interests, which right may be exercised by the Lender for a period of sixty (60) days after such event constituting a change in control. For purposes of this Agreement, a change in control shall be deemed to occur when a person or entity that is not, at the time of the Initial Closing, an Affiliate of Brooke (Overseas) becomes the beneficial owner, directly or indirectly, of securities or ownership interests representing 40% or more of the combined voting power of all outstanding securities or ownership interests of Brooke (Overseas). A change of control shall not be deemed to occur due to a reconfiguration of the ownership or changes of the ownership of Brooke (Overseas), provided that Brooke Group Ltd., Bennett S. LeBow or their Affiliates remain the owners, directly or indirectly, of the Interests owned by Brooke (Overseas) as of the date hereof.

                  7.6 Dissolution of Brooke (Overseas). In the event of the bankruptcy, reorganization, liquidation, winding-up or dissolution of Brooke (Overseas), Brooke (Overseas) shall notify the Lender in writing within five (5) days of such event. The Interests owned by Brooke (Overseas) shall first be offered for purchase by the Lender within ninety (90) days of the date of such notice for the then existing Adjusted Realized Value of such Interests. In the event that the Lender declines to purchase such Interests, such unpurchased Interests may be offered by the Borrower to third parties for purchase on terms and conditions to be determined by the Lender and Brooke (Overseas), and Brooke (Overseas) shall sell its Interests in accordance with the provisions of this
Section 7.6.

                  7.7 Partial Sales Prohibited. Notwithstanding anything to the contrary in this Agreement, a partial sale of Interests shall not be permitted and all sales of Interests or assets of the Borrower to the extent permitted hereunder shall be on a cash basis. Each of Brooke (Overseas) and the Lender shall retain the right to approve any provisions of any agreement for the sale of Interests or any assets of the Borrower with respect to indemnification or other post-closing contingent liabilities or price adjustments.

                  7.8 Termination of Provisions Restricting Sale of Interests. The provisions restricting the sale of Interests contained in this Section 7 shall automatically terminate upon the happening of any of the following events:

                           (a) the adjudication of the Borrower as a bankrupt,
the execution by the Borrower of an assignment for the benefit of creditors, or the appointment of a receiver for all or substantially all of its Properties; or

                           (b) the voluntary or involuntary dissolution of the
Borrower.

         8. Transfer of Loan.

                  8.1 Transfer of Loan. Except as contemplated by Section 7 or this Section 8, the Lender agrees not to assign, transfer, sell or otherwise dispose of any or all of the Loan or any or all of its rights hereunder (collectively, the "Lender's Rights"), and the Lender agrees for itself, its successors, legal representatives and assigns that the Lender's Rights shall not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered, whether voluntarily or involuntarily, by operation of law, legal proceedings or otherwise, other than as provided in Section 7 or this Section 8. In the event an involuntary lien or encumbrance is placed on the Lender's Rights, the Lender shall not be in violation of this provision if it discharges or causes to be discharged such lien or encumbrance within a period of sixty (60) days from the placement or occurrence thereof.

                  8.2 Sale of Lender's Rights after February 20, 2005. At any time after February 20, 2005, Apollo shall have the right to sell all of the Lender's Rights without the consent of Brooke (Overseas), provided that (x) the cash price payable in one lump sum at the closing of the sale of the Lender's Rights shall be no less than $175,000,000; and (y) the Lender's Rights are sold to one or more purchasers through an auction process conducted by an internationally recognized investment bank or real estate brokerage firm. In the event Apollo elects to exercise such right to sell all of the Lender's Rights, it shall send Brooke (Overseas) a written notice of such election at least sixty (60) days prior to the closing of such sale, and Brooke (Overseas) shall have the right and, at the request of Apollo, Brooke (Overseas) shall be obligated, to sell all of its Interests within sixty (60) days of receipt of such notice to the same purchaser or group of purchasers as the Lender on the same terms and conditions as the Lender.

                  8.3 Transfers to Affiliates. The Lender may transfer the Lender's Rights to an Affiliate, except where prohibited by applicable laws or where in the reasonable judgment of the Borrower or Brooke (Overseas) such transfer would have a material adverse effect on the business of the Borrower or Brooke (Overseas). In the event the Lender wishes to transfer the Lender's Rights to an Affiliate under this Section 8.3, it shall first notify the Borrower and Brooke (Overseas) in writing of such proposed transfer. The Borrower and Brooke (Overseas) shall make their determination as to whether such transfer would have a material adverse effect on the business of the Borrower or Brooke (Overseas) within ten (10) days of receiving such notice and shall notify the Lender in writing of their determination. It is a condition to any such transfer that the transferee become a signatory to this Agreement and agree to perform all of the obligations of the transferor hereunder.

                  8.4 Change of Control. In the event of a change in control of the Lender, the Borrower and Brooke (Overseas) shall have the right to take all actions set forth in Section 5.1 without Lender's approval and to prepay the Loan at a price equal to the Adjusted Realized Value of the Loan, which right may be exercised by the Borrower or Brooke (Overseas) for a period of sixty (60) days after such event constituting a change in control. For purposes of this Agreement, a change in control shall be deemed to occur when a person or entity that is not, at the time of the Closing, an Affiliate of the Lender, becomes the beneficial owner, directly or indirectly, of securities or ownership interests representing 40% or more of the combined voting power of all outstanding securities or ownership interests of the Lender. A change of control shall not be deemed to occur due to a reconfiguration of the ownership or changes in the ownership of the limited partnership interests of Apollo, provided that Apollo remains the owner, directly or indirectly, of the Class A Interests in Joint Venture-I (as defined therein) owned by it as of the date hereof.

                  8.5 Dissolution of Lender. In the event of the bankruptcy, reorganization, liquidation, winding-up or dissolution of the Lender, the Lender shall notify the Borrower and Brooke (Overseas) in writing within five (5) days of such event. The Lender shall offer to the Borrower and Brooke (Overseas) to prepay the Loan within ninety (90) days of the date of such notice for the then existing Adjusted Realized Value of the Loan. In the event that the Borrower and Brooke (Overseas) decline to prepay the Loan, the Lender's Rights may be offered by the Borrower to third parties for purchase on terms and conditions to be determined by the Borrower, the Lender and Brooke (Overseas), and the Lender shall sell its Lender's Rights in accordance with the provisions of this Section 8.5.

                  8.6 Effect of Prepayment; Partial Sales Prohibited. In the event of a prepayment of the Loan by the Borrower or by Brooke (Overseas) as set forth in Section 8.4 or 8.5 hereof, this Agreement shall terminate and the Borrower and Brooke (Overseas) shall have no further obligations to the Lender. Notwithstanding anything to the contrary in this Agreement, a partial sale of the Lender's Rights shall not be permitted and all sales of the Lender's Rights shall be on a cash basis. Each of the Borrower, Brooke (Overseas) and the Lender shall retain the right to approve any provisions of any agreement for the sale of the Lender's Rights with respect to indemnification or other post-closing contingent liabilities or price adjustments.

                  8.7 Termination of Provisions Restricting Transfer of Lender's Rights. The provisions restricting the transfer of Lender's Rights contained in this Section 8 shall automatically terminate upon the happening of any of the following events:

                           (a) the adjudication of the Borrower as a bankrupt,
the execution by the Borrower of an assignment for the benefit of creditors, or the appointment of a receiver for all or substantially all of its Properties; or

                           (b) the voluntary or involuntary dissolution of the
Borrower.

                  8.8 Assurances with Respect to Sections 7 and 8. Upon (a) the occurrence of the conditions that give rise to the right of the Lender or Brooke (Overseas) (such party, the "Seller") to sell, or require the sale of, the assets of the Borrower, the Interests and/or the Lender's Rights under Sections 7 or 8 of this Agreement and (b) the written request of the Seller, then the other parties hereto shall take any action specified in such request reasonably necessary to enable the Seller to exercise its rights under Sections 7 or 8 of this Agreement.

         9. Representations and Warranties.


                  9.1 Borrower. The Borrower represents and warrants as follows:

                           (a) The Borrower is a limited liability company duly
formed under the laws of the State of Delaware, with full power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

                           (b) The execution and delivery by the Borrower of
this Agreement and the consummation by it of the transactions contemplated herein will not violate its constituent documents, any law or any contract to which the Borrower is a party, and no approval, authorization, consent, or order or filing with, any third party, court, administrative agency or other governmental authority is required for the execution and delivery by the Borrower of this Agreement or any other agreements to be entered into by the parties hereto in accordance with this Agreement and all agreements and documents relating to the asset transfers contemplated by this Agreement, or the consummation by it of the transactions contemplated herein.

                           (c) This Agreement is the legal, valid and binding
obligation of the Borrower enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors.

                           (d) There exists no litigation pending or threatened
in writing (or any basis therefor) against the Borrower that (i) might adversely affect the operations, business or business prospects of the Borrower, (ii) might impede, delay or adversely affect the transactions contemplated by this Agreement, or (iii) has not been disclosed to Apollo. There are no valid, effective and enforceable orders, injunctions or decrees of any court or arbitral body with respect to the Borrower that might adversely affect the operations, business or business prospects of the Borrower.

                  9.2 Lender and Brooke (Overseas). Each of the Lender and Brooke (Overseas) represents and warrants as follows:

                           (a) Such party is a corporation or a limited
liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or establishment, as the case may be, with full power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

                           (b) The execution and delivery by such party of this
Agreement and the consummation by it of the transactions contemplated herein have been authorized by the board of directors of such party or other management authority of such party and will not violate its constituent documents, any law or any contract to which such party hereto is a party, and no approval, authorization, consent or order of, or filing with, any third party, court, administrative agency, or governmental authority is required for the execution and delivery by such party of this Agreement or the consummation by it of the transactions contemplated herein.


                           (c) This Agreement is the legal, valid and binding
obligation of such party enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors.

                           (d) The individual signing this Agreement on behalf
of such party is a duly authorized officer or representative of such party and is empowered to execute this Agreement on behalf of such party.

                           (e) No agent, broker, investment banker, person or
firm acting on behalf of such party or under the authority of such party is or will be entitled to any broker's or finder's fee or any other commission or similar fee from any of the parties hereto in connection with the transactions contemplated hereby.

                  9.3 Additional Representations by Borrower and Brooke (Overseas). In addition to the representations made by the Borrower and Brooke (Overseas) in Sections 9.1 and 9.2, respectively, the Borrower and Brooke (Overseas) represent and warrant as follows:

                           (a) LD Tobacco is the owner of the buildings and is
the lessee of the land plot located at the site of the New Factory and, upon purchase of the land lease rights, will be entitled to dispose of such rights at its own discretion, subject to compliance with the terms of the Land Lease Agreement, dated March 27, 1996, between the Government of the City of Moscow, as landlord, and LD Tobacco, as tenant, demising the land at the site of the New Factory, as amended to date (the "New Factory Land Lease"), and applicable law, and there are no encumbrances on, or rights of third parties to, the New Factory.

                           (b) LD Tobacco is the current tenant under the New
Factory Land Lease.

                           (c) (i) Brooke (Overseas) has provided to the Lender
and Apollo access to complete and correct copies of all amendments, protocols and other documents and agreements relating to the New Factory Land Lease; (ii) the New Factory Land Lease has been duly authorized, executed and delivered by the tenant and is the legal, valid and binding agreement of the tenant thereunder, and, to the knowledge of Brooke (Overseas), of the landlord thereunder, enforceable in accordance with its terms; (iii) the New Factory Land Lease is in full force and effect without default by either the tenant or, to the knowledge of Brooke (Overseas), the landlord thereunder, and, to the knowledge of Brooke (Overseas), no condition exists and no event has occurred that would result in, either after notice thereof or a lapse of time or both, a breach, termination or default under the New Factory Land Lease; (iv) the tenant under the New Factory Land Lease is current in the payment of all rent and other amounts due and has fulfilled all other obligations under the terms of such New Factory Land Lease as of the date hereof; (v) LD Tobacco has not subleased, assigned or pledged any of its interests in the New Factory Land Lease; and (vi) to the knowledge of the Brooke Parties, the New Factory Land Lease covers the entire estate that it purports to cover.

                           (d) Each of Liggett-Ducat and LD Tobacco was duly
incorporated as a closed joint stock company and is validly existing as a legal entity registered under the laws of the Russian Federation as of August 5, 1993 and December 29, 1995, respectively, and each of Liggett-Ducat and LD Tobacco has full power and authority required to carry on its business as it is currently being conducted as described in the business plans, and to own, lease and operate its Properties.

                           (e) All of the outstanding shares of capital stock of
each of Liggett-Ducat and LD Tobacco (i) have been duly authorized and validly issued and are fully paid; (ii) are not subject to any preemptive or similar rights granted by Liggett-Ducat or LD Tobacco, respectively (except as may be required by Russian law and/or set forth in the respective charters of Liggett-Ducat and LD Tobacco), and were properly registered with the appropriate authorities competent for registration of the issuance of such shares and to the extent owned by Brooke (Overseas) and Liggett-Ducat, respectively, are free and clear of any security interest, claim, lien, or encumbrance of any nature, except with respect to those shares pledged by Brooke (Overseas) to Belgrave Limited and Vladimir Tumentsev to secure the payment obligations of Brooke (Overseas) for 6.8% of the outstanding shares of Liggett-Ducat; (iii) Brooke (Overseas) has transferred 95.8% of the outstanding shares of Liggett-Ducat to the Company; (iv) Liggett-Ducat owns 100% of the outstanding shares of LD Tobacco; and (v) there is no existing option, warrant, call, right, commitment or other agreement of any character to which Liggett-Ducat is a party requiring, and there are no securities of Liggett-Ducat outstanding which upon conversion, exercise or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other securities of Liggett-Ducat to its employees or any other person.

                           (f) Neither Liggett-Ducat nor LD Tobacco is in
violation of its respective charter.

                           (g) Each of Liggett-Ducat and LD Tobacco has such
licenses, permits and approvals as are necessary to conduct its respective business as described to Lender, except where the failure to have such license, permit or approval would not have a material adverse effect on such entity; (ii) each of Liggett-Ducat and LD Tobacco has fulfilled and performed all of its obligations with respect to such licenses, permits and approvals except any obligation which the failure to fulfill or perform would not have a material adverse effect on such Affiliated Entity; and (iii) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results, or after notice or lapse of time would result, in any other material impairment of the rights of the holder of such license, permit or approval.

                           (h) There exists no litigation pending or threatened
in writing (or any basis therefor) against Liggett-Ducat, LD Tobacco and/or Properties that might (i) detrimentally affect the ownership, value, use or operation of the Properties for their intended purposes; (ii) adversely affect the operations, business or business prospects of Liggett-Ducat or LD Tobacco; or (iii) impede, delay or adversely affect the transactions contemplated by this Agreement. There are no valid, effective and enforceable orders, injunctions or decrees of any court or arbitral body with respect to Liggett-Ducat and/or Properties that might (x) detrimentally affect the ownership, value, use or operation of the Properties for their intended purposes; (y) adversely affect the operations, business or business prospects of Liggett-Ducat or LD Tobacco; or (z) impede, delay or adversely affect the transactions contemplated by this Agreement. To the knowledge of Brooke (Overseas), there are no material impediments to LD Tobacco obtaining all necessary approvals for LD Tobacco's planned construction of the New Factory. Neither Liggett-Ducat nor LD Tobacco has filed, nor been the subject of any filing of, a petition under bankruptcy laws, insolvency laws, laws for the composition of indebtedness, or laws for the reorganization of debtors.

                           (i) The business of Liggett-Ducat and LD Tobacco is
not being, nor has it in the past been, conducted in violation of any law or any governmental order applicable to Liggett-Ducat or LD Tobacco or any of their assets or Properties, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, except for possible violations which individually or in the aggregate would not have a material adverse effect on Liggett-Ducat, LD Tobacco or the Borrower. Liggett-Ducat, LD Tobacco and the Borrower are in compliance with all applicable environmental laws and have not received any communication from any governmental authority that alleges that Liggett-Ducat, LD Tobacco or the Borrower is not in compliance with applicable environmental laws where such noncompliance would have a material adverse effect on Liggett-Ducat or LD Tobacco.

                           (j) All material tax returns and reports required to
be filed by Liggett-Ducat and LD Tobacco prior to the date hereof or with respect to taxable periods ending prior to the date hereof have been or will be filed with the appropriate governmental authorities prior to the date hereof or by the due date thereof including extensions. Such tax returns and reports correctly reflect (and as to returns not filed as of the date hereof, will correctly reflect) all material tax liabilities of Liggett-Ducat and LD Tobacco required to be shown thereon. To the knowledge of Brooke (Overseas), all material tax returns and reports required to be filed by Liggett-Ducat and LD Tobacco prior to the date hereof or with respect to taxable periods ending prior to the date hereof have been or will be filed with the appropriate governmental authorities prior to the date hereof or by the due date thereof including extensions. Such tax returns and reports correctly reflect (and as to returns not filed as of the date hereof, will correctly reflect) all material tax liabilities of Liggett-Ducat and LD Tobacco required to be shown thereon. To the knowledge of Brooke (Overseas), there are no pending tax investigations or outside audits of Liggett-Ducat or LD Tobacco being conducted and, except as set forth in Schedule 9.3(j), neither Liggett-Ducat nor LD Tobacco has any outstanding tax penalties against it.

                           (k) Brooke (Overseas) has identified to the Lender
and Apollo and has provided to the Lender and Apollo complete and correct copies of all material employment agreements or employee benefit plans covering present and former employees of Liggett-Ducat and LD Tobacco or their beneficiaries.

                           (l) A schedule of the material contracts of LD
Tobacco and the status of each is annexed hereto as Schedule 9.3(l) (the "Material Contracts"). (i) The Material Contracts have been duly authorized, executed and delivered by LD Tobacco and are legal, valid and binding agreements of LD Tobacco enforceable against it in accordance with their respective terms;
(ii) LD Tobacco has fully performed all obligations required to be performed under each of the Material Contracts including but not limited to the payment of all amounts due and owing thereunder; (iii) neither LD Tobacco nor, to the knowledge of Brooke (Overseas), any other party is in default under any of the Material Contracts; and (iv) to the knowledge of Brooke (Overseas), no condition exists and no event has occurred that would result in, either after notice of or lapse of time or both, in a breach, termination or default under any of the Material Contracts. LD Tobacco has not assigned any of its interests in the Material Contracts.

                           (m) The unaudited financial statements of LD Tobacco
and the audited financial statements of Liggett-Ducat for the years ended December 31, 1995 and 1996 furnished to the Lender and Apollo have been prepared in accordance with U.S. generally accepted accounting principles consistently applied and fairly present the matters set forth therein.

                           (n) A schedule of all material related party
obligations relating to Liggett-Ducat and LD Tobacco that will be outstanding as of the Closing Date is annexed hereto as Schedule 9.3(n).

                           (o) Liggett-Ducat has all necessary authority and
approvals to operate the Old Factory.

                           (p) The previously existing intercompany loan from
Brooke (Overseas) to Liggett-Ducat has been cancelled.

         10. Notices. All notices required to be given hereunder shall be in writing and shall be deemed to have been properly given if sent by registered or certified mail, postage prepaid, or by telecopy, addressed as follows:

                           (a) If to the Borrower:

                               Western Tobacco Investments LLC
                               103 Springer Building, 3411 Silverside Road,
                               Wilmington, Delaware 19103

                               Attention: Richard J. Lampen
                               Telephone: 305-579-8000
                               Telecopy: 305-579-8009

                          (b)  If to the Lender:

                               Western Realty Development LLC
                               103 Springer Building, 3411 Silverside Road,
                               Wilmington, Delaware 19103

                               Attention: Richard J. Lampen
                               Telephone: 305-579-8000
                               Telecopy: 305-579-8009

                               Copy to:

                               Apollo Real Estate
                               Investment Fund III, L.P.
                               1301 Avenue of the Americas
                               New York, NY 10019

                               Attention: John J. Hannan
                               Telephone: 212-261-4000
                               Telecopy: 212-261-3301

                               Copy to:

                               Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                               590 Madison Avenue, 20th Floor
                               New York, New York, 10022

                               Attention:  Stephen M. Vine
                               Telephone: 212-872-1030
                               Telecopy: 212-872-1002

                               Copy to:

                               Coudert Brothers
                               1114 Avenue of the Americas
                               New York, New York, 10036

                               Attention:  Clyde E. Rankin, III
                               Telephone: 212-626-4740
                               Telecopy: 212-626-4120

                          (c)  If to Brooke (Overseas):

                               Brooke (Overseas) Ltd.
                               100 S.E. Second Street, 32nd Floor
                               Miami, FL 33131

                              Attention: Bennett S. LeBow
                              Telephone: 305-579-8000
                              Telecopy: 305-579-8009

                              Copy to:

                              Coudert Brothers
                              1114 Avenue of the Americas
                              New York, New York, 10036

                              Attention:  Clyde E. Rankin, III
                              Telephone: 212-626-4740
                              Telecopy: 212-626-4120

Such notices shall be deemed to have been received five (5) days after deposit in the mail or within twenty-four (24) hours after transmission by telecopy. Any party may change the address to which notices shall be sent by notice in writing to the other parties as provided herein.

         11. Miscellaneous.

                  11.1 Further Assurances. The parties will, in a timely manner and as required from time to time, take all such actions as may be necessary or appropriate to cause their Affiliates, the Borrower and the Affiliated Entities to implement the transactions contemplated by this Agreement and to ensure that such entities take all such actions as may be necessary to give full effect to the provisions of this Agreement and to refrain from taking any actions which would contravene the intent or the provisions of this Agreement.

                  11.2 Term of Agreement. This Agreement will continue in full force and effect until the earlier of (a) termination by mutual consent of the parties hereto, (b) the dissolution of the Borrower, or (c) the prepayment of the Loan under Section 8.4 or 8.5.

                  11.3 No Acceleration. The Lender expressly acknowledges that no breach of this Agreement by any party hereto or any other cause or event shall cause the Loan or any part thereof to become due and payable or shall give the Lender a right to declare the Loan or any part thereof due and payable.

                  11.4 Assignment. Except as provided in Section 7 or 8 hereof, this Agreement shall not be assigned by any party hereto without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of the parties hereto and shall be binding upon the successors and assigns of the parties hereto.

                  11.5 Amendment, Modification and Waiver. This Agreement may be modified, amended and supplemented only upon the unanimous mutual written agreement of the parties hereto. Each party may waive any term, provision or condition intended for its benefit, provided that such waiver be in writing and be signed by the party so waiving.

                  11.6 Severability. If any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable under applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

                  11.7 Entire Agreement; Headings. This Agreement, including the schedules hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be changed, terminated or discharged orally. The headings appearing in this Agreement have been inserted solely for the convenience of the parties and shall be of no force or effect in the construction of the provisions of this Agreement.

                  11.8 Indemnification. Each party to this Agreement agrees to indemnify, defend and hold the other party free and harmless from and against, and to reimburse the other party on a current basis for, all claims, damages, expenses and liabilities of such other party arising from any breach of such indemnifying party of the terms of this Agreement, including, without limitation, reasonable legal expenses and attorneys' fees paid or incurred by the indemnified party in defense of any proceedings brought against such indemnified party individually or against such indemnified party and such indemnifying party (jointly or severally) arising out of any of the foregoing. The provisions of this Section 11.8 shall survive the termination of this Agreement and the representations and warranties given by the parties shall survive for the applicable statute of limitations.

                  11.9 Governing Law. This Agreement shall be governed by New York law, without regard to its conflict of laws principles.

                  11.10 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or to the business and affairs of the Borrower or the rights and obligations of any of the parties hereto shall be finally settled by binding arbitration to be conducted in New York, New York in accordance with the rules then in force of the American Arbitration Association, including the rules governing the appointment of arbitrators. Any final decision in any such arbitration proceeding shall be final and non-appealable and shall be binding on the parties thereto and enforceable in courts of competent jurisdiction without a further review on the merits.

                  11.11 Confidentiality. By executing this Agreement, each party hereto expressly agrees, at all times during the term of this Agreement, to maintain the confidentiality of, and not to disclose to any person not a party hereto, any information relating to the business, financial structure, financial position or financial results, clients or affairs of the Borrower, its Affiliates or Affiliated Entities that shall not be generally known to the public, except as otherwise required by applicable law or by any regulatory organization having jurisdiction. Except as provided by law, no press releases, announcements or other public disclosures related to this Agreement or the transactions contemplated herein will be issued or made, without the joint approval of Apollo and Brooke (Overseas). Nothing in this Section shall be deemed to prohibit

Apollo from making any disclosures regarding this Agreement or the transactions contemplated herein to any of its partners.

                  11.12 Counterparts. This Agreement may be executed by the parties in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

                  11.13 Rights of Apollo. Any rights Apollo may have hereunder are conditioned upon Apollo being a member in the Lender and shall terminate upon Apollo ceasing to be a member of the Lender.

                  11.14 Liability of Brooke (Overseas). Nothing in this Agreement shall be interpreted to imply that Brooke (Overseas) is liable for the repayment of the Loan as an obligor, guarantor or otherwise.

                  11.15 Fees and Expenses. All fees and expenses incurred in the negotiation, preparation and execution of this Agreement, including all exhibits hereto and all related documents shall be for the account of and payable by the party incurring them.




            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have duly executed or caused their duly authorized officers to execute this Agreement as of the date and year first above written.

                                            WESTERN TOBACCO
                                            INVESTMENTS LLC



                                            By: Brooke (Overseas) Ltd.,
                                                -------------------------------
                                                its Manager



                                            By: /s/ Richard J. Lampen
                                                -------------------------------
                                            Name:  Richard J. Lampen
                                            Title: Executive Vice President



                                            WESTERN REALTY
                                            DEVELOPMENT LLC



                                            By: /s/ Bennett S. LeBow
                                                -------------------------------
                                            Name:  Bennett S. LeBow
                                            Title: Chairman



                                            BROOKE (OVERSEAS) LTD.



                                            By: /s/ Richard J. Lampen
                                                -------------------------------
                                            Name:  Richard J. Lampen
                                            Title: Executive Vice President

                                   Schedule A

                         to Participating Loan Agreement


         The following terms shall have the following definitions:

         "Adjusted Realized Value" shall mean (i) with respect to any Interest, the capital contribution received by the Borrower for such Interest in cash plus a 15% annual cumulative rate of return on such contribution compounded on a quarterly basis, less distributions or dividends in cash or the fair market value of distributions of property or in-kind distributions received by Brooke (Overseas) in respect of such Interest as of the date such Adjusted Realized Value is calculated or (ii) with respect to the Loan, the amount advanced to the Borrower as a Loan in cash plus a 15% annual cumulative rate of return on such advance compounded on a quarterly basis, less payments in cash made to the Lender hereunder or the fair market value of payments in-kind made to the Lender in respect of the Loan as of the date such Adjusted Realized Value is calculated, provided that for the purposes of this definition the amount of the First Advance shall be considered advanced in cash to the Borrower by the Lender on February 27, 1998.

         "Affiliate" shall mean, with respect to any person, a person or entity which directly or indirectly controls, is controlled by, or is under common control with, such person.

         "Affiliated Entity" shall mean Liggett-Ducat, LD Tobacco and any other direct or indirect wholly-owned subsidiary of the Borrower and any other entity (whether or not incorporated) in which any of the foregoing entities or the Borrower has or hereafter acquires a controlling interest.

         "Apollo" shall have the meaning ascribed thereto in the first "WHEREAS" clause hereof.

         "Borrower" shall have the meaning ascribed thereto in the introductory paragraph hereof.

         "Brooke (Overseas)" shall have the meaning ascribed thereto in the introductory paragraph hereof.

         "BrookeMil" shall have the meaning ascribed thereto in the first "WHEREAS" clause hereof.

         "Budget" shall have the meaning ascribed thereto in Section 5.1(i) hereof.

         "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks are authorized by law to close in New York City or Moscow.

         "Closing" shall have the meaning ascribed thereto in Section 4.1 hereof.

         "Closing Date" shall have the meaning ascribed thereto in Section 4.1 hereof.

         "First Advance" shall have the meaning ascribed thereto in Section 2.3 hereof.

         "Interests" shall have the meaning ascribed thereto in second "WHEREAS" clause hereof.

         "Joint Venture-I Agreement" shall have the meaning ascribed thereto in the first "WHEREAS" clause hereof.

         "Joint Venture-II Agreement" shall have the meaning ascribed thereto in the second "WHEREAS" clause hereof.

         "Lender" shall have the meaning ascribed thereto in the introductory paragraph hereof.

         "Lender's Rights" shall have the meaning ascribed thereto in Section
8.1 hereof.

         "LD Tobacco" shall mean Liggett-Ducat Tobacco Ltd., a Russian closed joint stock company.

         "Liggett-Ducat" shall mean Liggett-Ducat Ltd., a Russian closed joint stock company.

         "Loan" shall have the meaning ascribed thereto in Section 2.1 hereof.

         "Material Contracts" shall have the meaning ascribed thereto in Section 9.3(l) hereof.

         "Maturity Date" shall have the meaning ascribed thereto in Section 2.1 hereof.

         "New Factory" shall mean a new cigarette factory to be located at Kashirskoye Shosse, Moscow, Russian Federation, to be constructed and operated by LD Tobacco.

         "New Factory Land Lease" shall have the meaning ascribed thereto in
Section 9.3(a) hereof.

         "New Valley" shall have the meaning ascribed thereto in the first "WHEREAS" clause hereof.

         "Old Factory" shall mean the existing cigarette factory located in Moscow at Ul. Gasheka 6 operated by Liggett-Ducat.

         "Pledge Agreement" shall have the meaning ascribed thereto in Section 3 hereof.

         "Properties" shall mean the New Factory and any other property to which the Company or any Affiliated Entity has or hereafter acquires rights.

         "Reimbursement Amount" shall have the meaning ascribed thereto in
Section 2.6 hereof.

         "Russian Bank Loan" shall have the meaning ascribed thereto in Section 6 hereof.

         "Russian Loan Default" shall have the meaning ascribed thereto in
Section 7.1(d) hereof.

         "Second Advance" shall have the meaning ascribed thereto in Section 2.4 hereof.

         "Seller" shall have the meaning ascribed thereto in Section 8.8 hereof.